Exhibit 10.8

THIS LEASE is made this 21st day of December 2015 (“Effective Date”), between North River II LLC, d/b/a North River Art a Delaware limited liability company (“Landlord”), and NextBiome, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

1. Introductory Provisions.

(a) Fundamental Lease Provisions. Certain fundamental Lease provisions are presented in this Section in summary form solely to facilitate convenient reference by the parties hereto:

1.	Leased Premises	Suite __ on the 4th floor	[See Section 2(a)]
2.	Building Address	200 Inner Belt Road Somerville, Massachusetts	[See Section 2(a)]
3.	Leasable Area of Leased Premises	25,785 square feet	[See Section 2(a)]
4.	Gross Leasable Area of Building	186,326 square feet	[See Section 2(b)]
5.	Proportionate Share	13.84%	[See Section 2(c)]
6.(a)	Delivery Date	upon Substantial Completion of Landlord’s Work and issuance of a Certificate of Occupancy for the Leased Premises, estimated to be May 15, 2016 {see Section 3(a)].
6.	Rent Commencement Date	Two (2) months following Delivery Date [see Section 3(a)]. Date estimated to be May 15, 2016.
[See Section 3(a)]
7.	Initial Lease Term	Ten (10) Lease Years	[See Section 3(a)]
8.	Property Manager	North River II LLC 224 12th Avenue NY, NY 10001 Attention: Accounting	[See Section 5(a)]
9.	Minimum Annual Rent	See Table	[See Section 5(a)]
10.	Basic Monthly Rent	See Table	[See Section 5(a)]
11.	Adjustment to Minimum Annual Rent	See Table	[See Section 5(a)]
12.	Use of Leased Premises	any legally permitted general office, laboratory, R&D and storage uses.
[See Section 7]
13.	Security Deposit	Five (5) months base rent. $349,171.85 security deposit (cash, or Letter of Credit) shall be reduced to $279,337.48 after Lease Year 1, provided there are no uncured tenant defaults. The security deposit shall be equal to $139,668.74 after Lease Year 2, provided there are no uncured tenant defaults. $139,668.74 shall continue to be held by Landlord through the remainder of the term.
[See Section 6]
14.	Additional Rent	Tenant’s Proportionate Share of increases to Real Estate Taxes over 2017 base year (“Real Estate Base Year”) and Common Area Costs over a 2016 base year (“Common Area Costs Base Year”).
[See Section 5(c)(i) and (ii)]

16.	Standard Building Operating Hours

7:00 a.m. to 6:00 p.m. Monday-Friday
9:00 a.m. to 1:00 p.m. Saturday

Tenant to have 24 hours 7 days a week access subject to rules. Tenant shall have access to the Leased Premises thirty (30) days prior to the Delivery Date for the purpose of installing furniture, telecommunications and computer cabling.

17.	Building Holidays	New Year’s Day, Memorial Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day and any other dates legally observed by the federal government.
18.	Address for Notices to |Tenant before Occupancy of the Leased Premises	NextBiome, Inc. 955 Massachusetts Avenue, #205 Cambridge, MA 02139	[See Section 31(b)]
19.	Address for Notices to Tenant after Occupancy of Leased Premises	To the Leased Premises Attention: President	[See Section 31(b)]

20.	Address for Notices to Landlord	North River II LLC 22412th Avenue NY, NY 10001 Attn.: Steven I. Honig Vice President & General Counsel with a copy to the Property Manager	[See Section 31(a)]
21.	Leasing Broker(s)	Cushman & Wakefield. on behalf of Landlord (“Landlord’s Broker”)	[See Section 34]

		Lincoln Property Company. on behalf of Tenant (“Tenant’s Broker”)	[See Section 34]

(b) References and Conflicts. References appearing in Section 1(a) are intended to designate some of the other places in the Lease where additional provisions applicable to the particular fundamental Lease provisions appear. These references are for convenience only and shall not be deemed all-inclusive. Each reference in this Lease to any of the fundamental Lease provisions contained in Section 1(a) shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the fundamental Lease provisions set forth in Section 1(a) and any other provisions of the Lease, the latter shall control.

(c) Exhibits. The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

Exhibit A.	Site Plan Showing Location of Building
Exhibit B.	Floor Plan Showing Location of Leased Premises [§ 2(a)]
Exhibit B-1.	Landlord’s Work
Exhibit B-2.	Intentionally Deleted.
Exhibit C.	Rules and Regulations
Exhibit D.	Certificate of Commencement [§ 3(a)]
Exhibit F.	Rules and Regulations for Tenant Alterations
Exhibit G.	Termination Option

2. Premises.

(a) Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Leased Premises as specified in Section 1(a)(1) located on the 4th floor of the building specified in Section 1(a)(2) (the “Building”) on the Land shown or described on Exhibit A attached hereto and made a part hereof (the “Land”) together with the use of all of Landlord’s rights, privileges, easements and appurtenances in, to, over and upon adjoining public and private land, highways, roads and streets required for ingress to, and egress from, the Leased Premises.

The Leased Premises shall consist of the square footage of leasable floor space as specified in Section 1(a) (3), as outlined on the floor plan attached hereto as Exhibit B.

(b) The Building. Landlord and Tenant acknowledge that the gross leasable area in the entire Building is specified in Section 1(a) (4) (“Gross Leasable Area” or “GLA”). The GLA shall be used hereinafter for purposes of computing Tenant’s proportionate share of certain expenses payable to Landlord as additional rent. Landlord reserves the right to modify the GLA of the Building from time to time during the Term as a result of a re-measurement of the GLA of the Leased Premises and/or Building resulting from (i) construction of new leasable area(s) or the demolition of existing leasable area(s) or (ii) a condemnation or other taking of a portion of the Building or (iii) any expansion or contraction of the Leased Premises as provided herein.

(c) Tenant’s Proportionate Share. With respect to Real Estate Tax Costs and Common Area Costs, “Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is the total leasable square footage of the Leased Premises, and the denominator of which is the total leasable area the Building (currently 13.84%).

(d) Construction. (i) Landlord shall be responsible for the construction and installation of those matters, specified on Exhibit B-1 as “Landlord’s Work”. If Landlord’s Work changes from Exhibit B-1 due to a change requested by Tenant after the date of this Lease, it shall be Tenant’s responsibility for the cost of such change and the Delivery Date shall be extended by such time as is reasonably necessary for Landlord to accommodate said change. Landlord shall diligently pursue Landlord’s Work with the intention to complete the same by the Delivery Date. If Landlord fails to complete Landlord’s Work by July 15, 2016 (the “Outside Delivery Date”), Tenant shall receive a credit to Minimum Annual Rent of one (1) day for each day the Landlord’s Work extends beyond the Outside Delivery Date.

(ii) Tenant shall be responsible for any costs to construct additional improvements, if any, which are not a part of Landlord’s Work to the Leased Premises after the Delivery Date and shall use a contractor licensed in Massachusetts and reasonably acceptable to Landlord.

3. Term.

(a) Lease Term. The Lease Term of the Lease shall commence on the Delivery Date estimated to be May 15, 2016. Two (2) months following the Delivery Date shall be the rent commencement date (“Rent Commencement Date”) and subject to sooner termination as herein provided, the Lease Term shall expire after the period specified in Section 1(a) (7) unless adjusted as described below (“Expiration Date”). After the Rent Commencement Date, Landlord shall deliver to Tenant a Certificate of Commencement in the form attached hereto as Exhibit D and made a part hereof, which certificate Tenant shall execute and return to Landlord, within twenty (20) days after receipt.

The period commencing with the Rent Commencement Date (or the first day of the next calendar month in the event Rent Commencement Date does not occur on the first day of a month) and ending on the last day of the twelfth (12th) calendar month thereafter shall constitute the first “Lease Year” as such term is used herein. Each successive full twelve (12) month period during the Lease Term shall constitute a “Lease Year” and any portion of the Lease Term remaining after the last twelve (12) month period during said Lease Term shall constitute the last “Lease Year” for the purposes of this Lease.

(b) Intentionally omitted.

(c) Intentionally omitted.

(d) Acceptance of Leased Premises. It is expressly understood and agreed that Landlord has made no representations or warranties with respect to the Leased Premises except as set forth in this Lease.

(e) Intentionally omitted.

4. Permits.

(a) Landlord shall be responsible for obtaining the necessary Building Permit (s) for the Landlord’s Work and a Certificate of Occupancy for the Permitted Use as defined below estimated to be by May 15, 2016.

(b) Intentionally omitted.

5. Rent.

(a) Minimum Annual Rent. The Minimum Annual Rent reserved hereunder shall be as specified below and shall be payable by Tenant to the Landlord during each Lease Year of the Lease Term in equal monthly installments of Basic Monthly Rent as shown in the table below. Each installment of Basic Monthly Rent shall be due in advance, without notice or demand, and without set-off, deduction or abatement of any kind (except as set forth elsewhere in this Lease), on the first day of each and every calendar month thereafter during the Lease Term, except that the installment of Basic Monthly Rent for the first full month of the Lease Term shall be paid upon the execution hereof.

In the event that the Lease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Basic Monthly Rent for such periods shall be computed on a per diem basis by dividing the Basic Monthly Rent by the number of days in said month. Rent shall be paid to Landlord (or its agent) as specified in Section 1(a) (8), or to such other persons or at such other address as Landlord may designate from time to time, in accordance with the terms of Section 31 of this Lease.

Lease Year	Rent PSF	Minimum Annual Rent		Basic Monthly Rent
1*	$32.50	$838,012.50	*	$69,834.37
2*	$33.50	$863,797.50	*	$71,983.12
3	$34.50	$889,582.50		$74,131.87
4	$35.50	$915,367.50		$76,280.62
5	$36.50	$941,152.50		$78,429.37
6	$37.50	$966,937.50		$80,578.12
7	$38.50	$992,722.50		$82,726.87
8	$39.50	$1,018,507.50		$84,875.62
9	$40.50	$1,044,292.50		$87,024.37
10	$41.50	$1,070,077.50		$89,173.12

*

Notwithstanding anything herein to the contrary provided that no uncured event of default exists beyond the applicable notice and cure period: (0 the Bask Monthly Rent for months 1 thru 12 of Lease Year 1 shall be abated by 41.83% (the “Suspended Rent 1”); and(ii) Months 1 thru 12 of Lease Year 2 shall be abated by 24.22% (“Suspended Rent 2”). provided, however, that if at any time during the initial Lease Tent Tenant materially defaults in the performance of its obligations under this Lease and Landlord pursues its remedies under Section 20 hereof then the Suspended Rent 1 and Suspended Rent 2 shall constitute a portion of Landlord’s damages.

(b) Adjustments to Minimum Annual Rent. See above.

(c) Additional Rent. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than of Minimum Annual Rent, such payment shall be deemed to be additional rent (“Additional Rent”). Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant within thirty (30) days after Tenant’s receipt of a bill from Landlord, without set off, deduction or abatement of any kind, except as expressly set forth elsewhere under the terms of this Lease. Additional Rent shall include, but not be limited to:

(i) Real Estate Tax Costs and Common Area Costs. From and after the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, on an annual basis Tenant’s Proportionate Share as set forth in Section 1(a)(5) of increases to Real Estate Tax Costs and Common Area Costs incurred by Landlord in the operation of the Building during any calendar year over the Real Estate Base Year and the Common Area Costs Base Year as set forth in Section 1(a)(14).

(1) As used herein:

(a) Intentionally Omitted.

(b) “Real Estate Tax Costs” shall mean all costs paid by Landlord for all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Building and the Land, including, without limitation, adequate public facility costs and assessments, together with (i) any tax, assessment, or other imposition in the nature of a real estate tax, (ii) any ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments but not any such tax imposed in full or partial substitution for the existing system of Federal, State or local income taxation, and (iii) any taxes and assessments which may hereafter be substituted for real estate taxes, including by way of illustration only, any tax, assessment or other imposition (whether a business rental or other tax) now or hereafter levied upon Landlord for Tenant’s use or occupancy of or conduct of business at the Leased Premises, or Tenant’s improvements to or furniture, fixtures or equipment in the Leased Premises and (iv) all reasonable costs incurred by Landlord in contesting the validity or amount of any such taxes (provided, that Tenant shall receive Tenant’s Proportionate Share of any refund received by Landlord).

Nothing contained in this Lease shall require Tenant to pay or discharge (a) any personal property taxes, capital levy, franchise, gross receipts, revenue, inheritance or estate taxes, income or profit, gift, payroll, transfer or stamp tax which may be levied against the business, estate or interests of Landlord, however such taxes may be designated, even though such taxes may become a lien against the Building or (b) any special assessments or other taxes imposed or levied in connection with the initial construction of the Building and/or the improvements. Regardless of whether Landlord utilizes the benefit of the provisions of any statute or ordinance permitting any assessment for public betterments or improvements to be paid over a period of time, Landlord shall be deemed to have taken such benefits (to be paid over the longest installment period permitted) so that Real Estate Tax Costs for any calendar year shall include only the current annual installment of such assessments.

(c) “Common Area Costs” shall mean the sum of all costs incurred by Landlord of operating, policing, managing (limited as provided in the following subsection 5(c)(ii)), maintaining and repairing the Common Areas on the Land, including operating expenses for the Building and Premises and Insurance Costs (as used herein “Insurance Costs” shall mean the cost of public liability insurance, casualty insurance, rent loss insurance, and all other insurance coverage carried by Landlord in connection with the Building, including, but not limited to, casualty and liability insurance for Landlord’s personal property used in connection with the Building. Landlord covenants that it will seek commercially competitive rates and deductibles on all insurance, and all proceeds of insurance applicable to the Leased Premises shall be applied to the restoration of the Leased Premises) (specifically excluding any Common Areas located on the interior of the Building if and to the extent that access to or beneficial use of those areas is denied or not available to Tenants and its patrons) and those Building facilities and equipment (including but not limited to heating, ventilating and air conditioning equipment) serving the Retail Portion of the Building, including, but not limited to, the (1) costs incurred by Landlord in maintaining, repairing and replacing landscaping and trees and repairing any portion of the common fire and/or security system of the Building, if any, and costs incurred by Landlord including telephone costs to operate such system; (2) costs incurred by Landlord in maintaining, repairing and replacing any improvements or facilities located adjacent to the exterior of the Building, including sidewalks, water, sewer and other utility lines located adjacent to the exterior of the Building that are not Tenant’s obligation to maintain, repair or replace (3) charges (including surcharges) for electricity, gas, water and sewer and any other utilities supplied to the Common Areas located on the land outside of the Building, (4) costs incurred by Landlord in maintaining and repairing Building facilities and equipment (including but not limited to heating, ventilating and air conditioning equipment) serving the Building (5) the cost of any capital improvements or alterations made by Landlord to the Common Areas of Building or Building facilities and equipment (including but not limited to heating, ventilating and air conditioning equipment) serving the Leased Premises after the Rent Commencement Date of the Lease Term, that reduce other operating charges, or which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over their useful life in accordance with generally accepted accounting principles with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for purposes of constructing said capital improvements or alterations, (6) equipment, materials and tools reasonably necessary for the operation, repair and maintenance of the Common Areas of the Building (including janitorial services) and (7) charges of any kind imposed by any governmental authority in connection with the use or occupancy of the Building, including any and all license, permit, and inspection fees.

Notwithstanding any contrary provisions contained within this section (c), the following items shall be specifically excluded from Common Area Costs: (a) the cost of any work which Landlord performs for any other tenants and the costs of any services rendered or costs reimbursed to a tenant, which are not generally rendered or reimbursed to other tenants; (b) the cost of repairs or maintenance costs necessitated by the negligence of Landlord, its agents, contractors or employees, or due to defects in the construction of the Building or the Leased Premises; (c) legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with development or leasing of any portion of the Building; (d) the costs associated with the operation of the business entity which constitutes Landlord; (e) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, or any items for which Landlord is reimbursed by insurance or otherwise compensated; (f) the cost (or any depreciation or amortization thereof) of any alterations, additions, renovations, changes, replacements, improvements, repairs, fixtures and equipment and other items which under generally accepted accounting principles consistently applied as pertaining to the real estate industry are properly classified as a capital expenditure; (g) management fees or commissions, except for the administrative fee set forth in Section 5(c)(ii) below; (h) replacement or repairs covered by warranties; (i) the costs of new construction or renovation of any portion of the Building or the Leased Premises; (j) any bad debt or rental loss and any reserves or insurance for such losses; (k) accounting fees; (1) the cost of Landlord’s federal, state or local income taxes; and (m) interest or principal payments on any mortgage or deed of trust or any ground lease payments.

With respect to any personnel costs included by Landlord in Common Area Costs (including workers’ compensation insurance and fidelity bonds), if such personnel do not work exclusively at or on the Building, only the portion of such costs equivalent to the percentage of time spent by such personnel at or on the Building shall be included in Common Area Costs.

(ii) Landlord shall also be entitled to assess a management fee/ administrative charge not in excess of (but may be equal to) five percent (5%) of the sum of the costs described in subsection (c) (i) above.

(d) Landlord’s Enforcement Costs. Additional Rent shall include any and all reasonable expenses incurred by Landlord, including reasonable attorneys’ fees, for the collection of monies due from Tenant and the enforcement of Tenant’s obligations under the provisions of this Lease. When Landlord, at Tenant’s expense, performs an obligation of Tenant pursuant to the terms of this Lease after Tenant has not performed such obligation after applicable notice and cure periods, the costs and expenses incurred by Landlord in performance of such obligations shall be Additional Rent.

(e) Additional Rent Estimates and Adjustments.

(i) In order to provide for current monthly payments of Additional Rent, Landlord shall submit to Tenant before the beginning of each calendar year a written statement of Landlord’s estimate of the amount of Real Estate Tax Costs and Common Area Costs described in Section 5 (c) (i) and (iii) above, together with the amount of Tenant’s Additional Rent which is estimated to result from such Real Estate Tax Costs and Common Area Costsi) . Beginning on the first day of the Lease Term, Tenant shall pay each month one-twelfth (1/12±) of Tenant’s Proportionate Share of Landlord’s estimate of the increase to Real Estate Tax Costs and Common Area Costs above the base years set forth above. Landlord may revise its estimate of the increase to Real Estate Tax Costs and Common Area Costs at any time during a calendar year, but no more than one (1) time during any calendar year, by written notice to Tenant, setting forth such revised estimate and Tenant’s Proportionate Share of the estimated Real Estate Tax Costs and Common Area Costs. In such event, all monthly payments made by Tenant after such notice shall be in an amount calculated on the basis of such revised estimate. Tenant shall, in all cases, continue to make monthly payments of Real Estate Tax Costs and Common Area Costs based on the last estimate received from Landlord until it receives a revised or updated estimate.

(ii) If payment of Real Estate Tax Costs and Common Area Costs begins on a date other than January 1st under this Lease, in order to provide for current payments of Real Estate Tax Costs, and Common Area Costs through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord’s estimate of Tenant’s Additional Rent for that partial year, stated in monthly increments, resulting from the charges described in Section 5(c) (i) and (ii) above. Tenant shall make the monthly incremental payments of estimated Real Estate Tax Costs and Common Area Costs together with its installments of Basic Monthly Rent.

(iii) After the end of each calendar year, Landlord will submit, as soon as practicable but in no event more than six (6) months after the end of each calendar year, to Tenant a reasonably detailed statement showing the actual Real Estate Tax Costs and Common Area Costs for the preceding calendar year(iv) . Tenant shall pay Landlord, within thirty (30) days of Tenant’s receipt of such statement, the excess, if any, of Tenant’s Proportionate Share of actual Real Estate Tax Costs and Common Area Costs over the amount paid by Tenant during the previous year as its share of Real Estate Tax Costs and Common Area Costs. If the amount paid by Tenant during the previous year exceeded Tenant’s Proportionate Share of actual Real Estate Tax Costs and Common Area Costs for such calendar year, the excess shall be credited toward payment of the next installment(s) of Real Estate Tax Costs and Common Area Costs to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant during the last calendar year of the Lease Term exceeds Tenant’s Proportionate Share of actual Real Estate Tax Costs and Common Area Costs for such year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord’s submission to Tenant of the aforesaid Real Estate Tax Costs and Common Area Costs statement for such calendar year. Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to deliver to Tenant Landlord’s proposed reconciliation of the actual Real Estate Tax Costs and Common Area Costs and the amount of Tenant’s Proportionate Share thereof within one (1) year after the end of the calendar year in which such Common Area Costs were incurred, Landlord hereby agrees that its right to reconcile for such calendar year is hereby waived.

(v) Within sixty (60) days after receipt of Landlord’s statement showing actual figures for the calendar year, Tenant shall have the right to request a detailed statement of Real Estate Tax Costs and Common Area Costs prepared by Landlord and copies of bills for Real Estate Tax Costs, which shall be supplied to Tenant within thirty (30) days after Tenant’s written request. No such request shall extend the time for payment as set forth in Section 5 (c) above. If it shall be determined that there is an error in Landlord’s statement, Tenant shall be entitled to a credit for any overpayment or for reimbursement of payment if insufficient time remains in the Lease Term for the credit to be applied. Any payment, refund or credit made pursuant to Section 5 (e) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provision hereof; provided, however, such right to correct or adjust rental payments shall terminate at the expiration of two (2) years after the date any payment shall have become due.

If Landlord and Tenant are unable to resolve the dispute, Tenant shall then have the right to audit Landlord’s books and records relating to the statement to be performed by an accounting firm designated by Tenant and who shall sign a confidentiality agreement reasonably acceptable to Landlord, which audit shall be performed at the office of the Property Manager. Pending determination of the dispute, Tenant shall pay, within ten (10) days after notice thereof, any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant’s position. Tenant shall provide Landlord not less than three (3) days’ notice of the date on which the auditor desires to examine Landlord’s books and records during regular business hours, and Landlord shall cooperate with such auditor. If such audit shows that the amounts paid by Tenant to Landlord on account of Real Estate Tax Costs and Common Area Costs exceeded the amounts to which Landlord was entitled hereunder, Landlord shall refund to Tenant the amount of such excess within thirty (30) days of the date Landlord is notified in writing of the error. If such audit shows that the amounts paid by Tenant to Landlord on account of Real Estate Tax Costs and Common Area Costs were less than the amounts to which Landlord was entitled hereunder, Tenant shall pay to Landlord the amount of such shortfall, within thirty (30) days of the date Tenant is notified of the same. All costs and expenses of any such audit shall be paid by Tenant, except if such audit discloses that the amounts paid by Tenant to Landlord exceeded the amounts to which Landlord was entitled by more than three percent (3%), Landlord shall promptly reimburse Tenant for the reasonable costs and expenses incurred by Tenant in such audit not to exceed Three Thousand Five Hundred Dollars ($3,500.00) in any one instance.

(f) Payment of Rent. If any installment of the Minimum Annual Rent is not paid when due or any installment of Additional Rent is not paid when due and in each instance, within five (5) days after written notice served upon Tenant, then a late charge equal to the greater of One Hundred Dollars ($100.00) or five percent (5%) of the delinquent amount shall be assessed as liquidated damages for the additional administrative charges incurred by Landlord as a result of such late payment. In addition, if any Minimum Annual Rent or Additional Rent is not paid within ten (10) days after written notice served upon Tenant, Landlord may, at its option, charge interest thereon at eighteen percent (18%) per annum or the highest legal rate, whichever is lower (the “Default Rate”) from the due date until the date received by Landlord. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. If Landlord receives from Tenant two or more returned or “bounced” checks in any twelve (12) month period, Landlord may require all rent due for the twelve (12) month period thereafter by cashier’s or certified check. Notwithstanding the foregoing, no late charge shall be payable provided that payment is actually received by Landlord by close of the third (3rd) business day after notice is received by Tenant that the payment was not received when due. Landlord shall not be required to provide such notice for purposes of this paragraph only more than three (3) times in any one calendar year, it being agreed that Tenant’s failure to pay any installment of the Minimum Annual Rent or Additional Rent when due within five (5) days after written notice served upon Tenant shall constitute a default by Tenant and a breach of this Lease.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum specified in Section 1(a) (13) (the “Security Deposit”). No interest shall be payable on the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If, at any time during the Lease Term, any payment of Minimum Annual Rent or Additional Rent herein reserved shall be overdue and unpaid beyond the applicable notice and cure period set forth in Section 19(a) of this Lease, then Landlord may, at its option, appropriate and apply any portion of said Security Deposit to the payment of any such overdue rent or other sum.

In the event Tenant is in default beyond applicable notice and cure period, then Landlord, at its option, may appropriate and apply so much of the Security Deposit as may be necessary, to compensate Landlord for the actual loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall remit to Landlord, within ten (10) days after Tenant’s receipt of the written demand of Landlord, a sufficient amount in cash to restore the Security Deposit to the original sum. Tenant’s failure to do so shall constitute a breach of this Lease for which, notwithstanding anything in this Lease to the contrary, the notice and cure period shall be five (5) days. If Tenant complies with all of said terms, covenants and conditions of this Lease and has paid all installments of Minimum Annual Rent and Additional Rent then due as herein provided, then the Security Deposit shall be returned in full to Tenant within forty-five (45) days of the Expiration Date or earlier termination of the Lease Term, less any amount properly applied by Landlord in accordance with this Lease.

Landlord shall deliver the Security Deposit to the purchaser of Landlord’s interest in the Building and/or the Leased Premises in the event that such interest is sold, and upon confirmation from the purchaser of said interest of receipt of the same, Landlord shall be discharged from any further liability with respect to such Security Deposit.

7. Use of Leased Premises.

(a) Use. Tenant shall use and occupy the Leased Premises for the purpose specified in Section 1(a) (12) and for no other purpose whatsoever, and only in accordance with applicable zoning and other municipal regulations (the “Permitted Use”). Tenant shall not use or permit the Leased Premises to be used for any other purpose or purposes without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.

Subject to the provisions of this Lease and, with respect to access and egress to the interior of the Building, Landlord’s commercially reasonable after-hours access and security procedures, Tenant shall have access to the Building (including the parking areas and parking structure serving the Building) and the Leased Premises on a twenty-four hour a day, seven-day per week basis.

(b) Compliance. Tenant, at its expense, shall comply with the laws, rules and regulations of any federal, state or municipal authority, or the Underwriters Association of the local area, or with any notice from any public officer pursuant to law, or with any notice from any insurance company pertaining to Tenant’s specific use of the Leased Premises, whether such notice shall be served on Landlord or Tenant provided, that if Landlord receives such notice, Landlord shall provide notice thereof to Tenant within three (3) days after receipt or sooner if Tenant is required to comply with the same immediately. In furtherance of the foregoing, and provided Tenant shall first have obtained Landlord’s prior written consent if required pursuant to Section 13 of this Lease (which Tenant agrees to promptly request if so required), Tenant shall, at Tenant’s sole cost and expense, make such changes, alterations, renovations or modifications to the Leased Premises (except for structural repairs or modifications to Building systems, which Landlord shall make at Landlord’s cost and as a Common Area Cost if permissible pursuant to the terms of this Lease) which are necessitated or required by any such law due to Tenant’s specific use or occupancy of the Leased Premises.

(i) Legal. Tenant shall not use or permit the Leased Premises or any part thereof to be used in violation of any present or future (when enacted) applicable law, regulation or ordinance, or of the certificate of occupancy issued for the Building or the Leased Premises, and shall immediately discontinue any use of the Leased Premises upon receipt of notice which is declared by any governmental authority having jurisdiction to be in violation of law or said certificate of occupancy.

The Landlord’s Work shall include construction of the Building’s Common Areas in accordance with the applicable regulations outlined in the Americans With Disabilities Act of 1990 (“ADA”). Landlord agrees to cause the Common Areas of the Building, including the structural components and base-building systems and equipment to comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities applicable to the Building and/or Land. The parties hereby agree that throughout the Lease Term, Landlord shall be responsible for compliance with the ADA in the public and Common Areas of the Building or Land [including, without limitation, the parking garage and other parking facilities, all sidewalks and walkways, the main Building lobby, the elevator cabs, and the Common Area restrooms, lobbies and corridors on any floor], and that Tenant shall cause the interior, non-structural portions of the Leased Premises to be maintained in compliance with ADA and other applicable statutes, codes and regulations throughout the Lease Term The costs and expenses associated with such compliance by Landlord with respect to the Common Areas shall be considered Common Area Costs if: (a) inclusion is permissible pursuant to the terms of this Lease and (b) the work to be performed by Landlord is not to rectify a deficiency in ADA compliance which existed prior to the Effective Date of this Lease.

(ii) Fire and Safety. The Landlord’s Work will include a full sprinkler system with central alarm annunciator, smoke detectors in the elevator lobbies, and in the mechanical and electrical rooms located in the Building Common Areas, and audio alarms and strobes in the Building’s elevator lobbies, stairwells and Common Area restrooms in accordance with applicable codes (but modifications to the Landlord’s Work may be required by reason of Tenant’s Alterations and such modifications shall be at Tenant’s cost and expense).

Tenant shall not knowingly do, or permit anything to be done in the Leased Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or invalidate or conflict with fire insurance policies on the Building, fixtures or on property kept therein. Tenant agrees that any increases of fire insurance premiums on the Building or contents caused by the occupancy of Tenant for Tenant’s specific use shall be deemed Additional Rent and paid as accrued. Notwithstanding the foregoing, Landlord hereby covenants that Tenant’s lawful operation of the Leased Premises for the Permitted Use as set forth in Section 7 hereof pursuant to the terms of this Lease shall not invalidate, or conflict with, any of the fire insurance policies on the Building, fixtures or property kept therein and shall not cause any increase in Landlord’s insurance premiums on the Building.

(c) Environmental Protection. Tenant shall not generate, use, release, store or dispose of any Hazardous Materials in or about the Building except Tenant may use, store and dispose of Hazardous Materials that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to utilize the Leased Premises for the Permitted Use of the Tenant, or (B) fully disclosed to and approved by Landlord in its commercially reasonable discretion. Hazardous Materials mean (a) “hazardous wastes” as defined under any applicable Environmental Law (hereinafter defined), (b) “hazardous substances” as defined by any applicable Environmental Law, (c) “toxic substances” as defined by any Environmental Law, (d) “hazardous materials” as defined by any Environmental Law, (e) petroleum products, (0 chlorofluorocarbons, and (g) substances whose presence could be detrimental to the Building or hazardous to health or the environment. Landlord hereby acknowledges that Tenant’s use of the Leased Premises includes the collection, processing, analysis of and other related scientific procedures involving human fecal matter, derivatives thereof, and related waste, and these items shall, notwithstanding any other provision of this Lease, be specifically excluded from the definition of Hazardous Materials, however, Tenant will comply with all applicable laws and regulations. “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each such case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or hazardous materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42, U.S.C. §§6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq.; the Clean Air Act, 42 U.S.C. §§7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§300f et seq.; the Atomic Energy Act, 42 U.S.C. §§2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§136 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. §§651 et seq.; Without limiting the foregoing, if the presence of any hazardous waste on the Land, the Leased Premises or the Building in violation of Environmental Laws caused or knowingly permitted by Tenant results in any contamination of the Land, the Leased Premises or the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Land, the Leased Premises and/or the Building to the condition existing prior to the introduction of any such hazardous waste to the Land, the Leased Premises and/or the Building; provided that Landlord’s written approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Land, the Leased Premises or the Building. Landlord represents that as of the date of this Lease to the best of Landlord’s knowledge (i) the Leased Premises are in compliance with all Environmental Laws, as hereinafter defined, and (ii) there are no Hazardous Materials, as defined above, on, in or under the Leased Premises, Land or Building at levels requiring remediation. If at any time (A) (i) any Hazardous Materials are determined to be located on, in or affecting the Leased Premises, Land or Building at levels requiring remediation and (ii) the presence of such Hazardous Materials is a Preexisting Environmental Condition (as defined below), or (B) a release of Hazardous Materials occurs that is not the result of the acts or omissions or negligence of Tenant, its agents, employees, servants, or contractors, then Landlord shall within thirty (30) days after written notice (or sooner in the event of any emergency) from Tenant or any governmental authority of the presence thereof, take or cause to be taken such actions as may be necessary to remediate the contamination caused by the presence of Hazardous Materials. The remediation costs related to a Preexisting Environmental Condition or a release of Hazardous Materials not resulting from the acts, omissions, or negligence of Tenant, or Tenant’s agents, employees, servants or contractors shall be paid by Landlord and Landlord hereby reserves the right to charge other tenants of the Building or the Property for said costs as a Common Area Cost. However, Landlord shall not charge Tenant (either directly or as a Common Area Cost) and Tenant shall not incur any financial obligations for any remediation costs related to a Preexisting Environmental Condition or a release of Hazardous Materials not resulting from the acts, omissions, or negligence of Tenant, or Tenant’s agents, employees, servants or contractors.

As used herein, the term “Preexisting Environmental Condition” means the presence of Hazardous Materials on, in or affecting the Leased Premises, Land or Building at levels requiring remediation which predates Tenant’s taking possession of the Leased Premises, except to the extent that the presence of such Hazardous Materials result from the acts or omissions or negligence of Tenant, its agents, employees, servants, or contractors.

Landlord represents to Tenant that the Building is free of asbestos. In the event that asbestos is discovered in the Building, Landlord shall promptly inform Tenant. Landlord shall promptly take all action necessary to perform abatement work, and Landlord will bear the costs of such work, which shall not be deemed a Common Area Cost. If such work is not or cannot be completed within sixty (60) days, Tenant shall have the right to terminate this Lease. All asbestos abatement work shall be performed by a contractor licensed to remove asbestos. Landlord shall take all reasonable and necessary precautions for the safety of Tenant and all persons employed in and/or visiting the Building and Landlord agrees to indemnify, save and hold the Tenant harmless from any and all liability and/or damages of asbestos-related injuries and/or arising out of the presence of asbestos in the Building or the abatement thereof.

(d) Indemnification. Tenant agrees to defend, indemnify and hold harmless Landlord, Landlord’s agents, partners, members, officers, directors, shareholders and employees (collectively, “Indemnitees”) harmless from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against any such Indemnitees arising or resulting from Tenant’s breach of any Environmental Laws or any environmental claim relating in any way to Tenant’s operation or use of the Leased Premises or from Tenant’s failure to abide by the terms and conditions of this Section 7. This indemnification of Landlord by Tenant also shall include, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Land or the Building due to Tenant’s use or operation of the Leased Premises.

Landlord agrees to defend, indemnify and hold harmless Tenant, Tenant’s agents, partners, members, officers, directors, shareholders and employees (collectively, “Tenant Indemnitees”) harmless from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including reasonable attorneys and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against any such Tenant Indemnitees arising or resulting from Hazardous Materials (i) present in the Building or the Land as of the date of this Lease or (ii) installed by, stored or brought on the Building, the Land or the Project by Landlord, its agents, employees or contractors. This indemnification of Tenant by Landlord also shall include, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Land or the Building (i) present in the Building, the Land or the Project as of the date of this Lease or (ii) installed by, stored or brought on the Building or the Land by Landlord, its agents, employees or contractors.

The indemnity obligations set forth in this Section 7(d) shall survive expiration of this Lease.

(e) Moving and Deliveries. Tenant shall promptly remove from the public areas within or adjacent to the Building any of Tenant’s property delivered or deposited there, and shall be responsible for any damage to the Building or the Leased Premises caused by its moving and deliveries Landlord, after not less than ten (10) days prior written notice to Tenant, may repair any such damage at Tenant’s expense, and Tenant shall pay Landlord’s reasonable out-of-pocket costs (as documented, in writing, to the reasonable satisfaction of Tenant) plus ten percent (10%) for Landlord’s overhead and supervision in performance of such repairs as Additional Rent within thirty (30) days after receiving documentation that reasonably evidences such repair costs.

(f) Excessive Floor Load. Tenant will not, without Landlord’s prior written approval (which approval shall not be unreasonably withheld, delayed, or conditioned), install in the Leased Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity (provided, that Landlord shall notify Tenant, together with approval of Landlord’s Work, of the designed floor load capacity). Notwithstanding the foregoing, Landlord has approved the installation of certain Tenant fixtures, including but not limited to certain freezers, which have an estimated floor load capacity of 1,200 lbs. Landlord hereby confirms that the floor load capacity of the Leased Premises is sufficient to accommodate said freezers and other fixtures. Tenant shall be liable for all damage done to the Building by installing or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Leased Premises, except for any damage resulting from normal wear and tear, casualty or condemnation. Landlord, after not less than thirty (30) days’ prior written notice to Tenant, may repair any such damage at Tenant’s expense, and Tenant shall pay Landlord’s reasonable out-of-pocket costs (as documented, in writing, to the reasonable satisfaction of Tenant) plus ten percent (10%) for Landlord’s overhead and supervision in performance of such repairs as Additional Rent within thirty (30) days after receiving documentation that reasonably evidences such repair costs.

8. Taxes on Tenant’s Property. Tenant shall be liable for, and shall pay before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Leased Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, aside from the Landlord Work in B-1 or if the assessed value of the Leased Premises is increased( for subsequent Alterations carried out by Tenant) by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant (as opposed to taxes to Tenant directly) , and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments (which Landlord shall have the right to do regardless of the validity thereof, but under protest if requested by Tenant), Tenant shall within thirty (30) days after Tenant’s receipt of written notice from Landlord repay to Landlord a sum equal to the taxes levied against Landlord or the portion of such taxes resulting from such increase in the assessment, pay such taxes; provided that, in any such event, Tenant shall have the right, at Tenant’s sole cost and expense, to bring suit to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

9. Rules and Regulations. Tenant covenants on behalf of itself, its employees, agents, licensees and invitees to comply with the rules and regulations set forth in Exhibit C, which is attached hereto and made a part hereof (the “Rules and Regulations”). Landlord shall have the right, in its sole discretion, to make reasonable additions and amendments to the Rules and Regulations from time to time, provided that such additions and amendments (a) do not increase Tenant’s monetary obligations, materially increase Tenant’s non-monetary obligations or reduce Tenant’s rights under this Lease, and (b) are equitably enforced by Landlord and (c) are not inconsistent with the terms of this Lease, then, Tenant covenants that Tenant, its employees, agents, and licensees will comply with additions and amendments to the Rules and Regulations within ten (10) days after Landlord’s provision to Tenant of a written copy of the same. Any default by Tenant, or any other party set forth above, of any of the provisions of the Rules and Regulations as set forth in Exhibit C or as amended from time to time, which default continues beyond the expiration of the applicable notice and cure period, shall be considered to be a default under the terms of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or any amendments or additions thereto, against any other tenant but Landlord does agree that Landlord will enforce the Rules and Regulations in an equitable manner. Notwithstanding the foregoing, upon the written request of the Tenant, Landlord shall attempt to enforce the provisions of the Rules and Regulations against another tenant to allow for Tenant’s quiet enjoyment of the Leased Premises. Landlord shall have no liability to Tenant or any other party for violations of the Rules and Regulations by any party whomsoever If there is any inconsistency between this Lease and the Rules and Regulations (including any amendments thereto), the Lease shall govern.

10. Utilities and Services.

(a) Utilities. Commencing upon the Delivery Date, Tenant shall be solely responsible for the cost of electricity, water, sewer and gas either by paying such costs directly to the providing utility as measured by direct metering or by paying Landlord such costs based on sub-meters as additional rent, if Landlord determines an excessive amount being used by Tenant, Landlord at its cost will install a meter. The Landlord’s Work shall include the cost of the initial meter(s) or sub-meter(s), and the cost of any tap or impact fees, incurred in connecting utilities to the Leased Premises.

(b) Interruption or Reduction of Service. In no event shall Landlord be liable to Tenant for any interruption or failure in the supply of any utilities to the Leased Premises and the Building which is not a result of direct action or gross negligence of the Landlord. Landlord reserves the right to temporarily interrupt service of the heat, plumbing, air conditioning, cooling, electric, and sewer and water systems, when necessary, by reason of accident, or of repairs, alterations or improvements which in the judgment of Landlord are desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed; provided however that, except in cases of emergency, Landlord will make commercially reasonable efforts to undertake such temporary interruptions outside of Standard Building Operating Hours. Landlord shall have no responsibility or liability for failure to supply heat, plumbing, air conditioning, cooling, electric, and sewer and water service, or other service or act for the benefit of Tenant, when prevented from so doing by strikes, accidents or by any other causes beyond Landlord’s reasonable control, or by orders or regulations of any federal, state, county, or municipal authority, or by any failure to receive suitable fuel supply, or inability despite exercise of reasonable diligence to obtain the regularly-used fuel or other suitable substitute; and Tenant shall have no claim for damages nor shall there be any abatement of Basic Monthly Rent in the event that any of said systems or service shall be discontinued or shall fail to function for any reason. If any public utility supplying any utility to the Building, or any law, order or regulation of any federal, state county or municipal authority requires that Landlord or Tenant must reduce or maintain a certain level of consumption of electricity or any other utility or interior temperature for the Leased Premises or the Building, which affects the normal business hours or the provision of any utility the Leased Premises or the Building, Landlord and Tenant shall each adhere to and abide by such lawful requirement without any reduction in rent or in any of Tenant’s other obligations hereunder.

If any utility is supplied by Landlord, in the event of any failure or delay in utility supply, Landlord shall use all due diligence to restore such utilities as soon as possible so as to minimize any interruption in Tenant’s business at the Leased Premises. Notwithstanding anything to the contrary in this Lease, if any interruption of utility services caused by Landlord’s acts or omissions shall continue for more than seventy-two (72) consecutive hours when the Leased Premises would otherwise be open for business, then all rent shall be abated retroactively to the first day of such interruption and shall continue until the utility service is restored to the Leased Premises.

(c) Janitorial Services and Trash Removal. Tenant, at Tenant’s sole cost and expense, shall be responsible for the janitorial services and trash removal at the Leased Premises. Landlord shall provide janitorial services and trash removal for the Common Areas of the Building.

(d) Access Monitoring. The Landlord shall provide an electronic card-key access control system for after-hours entry to the Building comparable with the usual and customary standards for buildings of similar size, condition, and age in the Somerville submarket. This and any other security measures that Landlord may undertake are for protection of the Building only and shall not be relied upon by Tenant to protect Tenant, its property, its employees and/or their property.

11. Landlord’s Right of Entry. In accordance with applicable banking regulatory and security requirements, Landlord, its agents, employees and contractors shall have the right to enter the Leased Premises at all reasonable times, upon at least 8 hours’ prior written notice (including by e-mail or facsimile) and not during Tenant’s business hours, excluding emergencies as reasonably determined by Landlord (when Landlord may enter the Leased Premises after providing oral notice to Tenant and during Tenant’s business hours), (a) to make inspections or to make repairs to the Leased Premises or other premises as Landlord may deem necessary; (b) to exhibit the Leased Premises to prospective purchasers or mortgagees, and within the last twelve (12) months of the Lease Term, prospective tenants of the Leased Premises; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the Building. Landlord shall use reasonable efforts to minimize interference to Tenant’s business when making repairs.

Except in the event of emergencies, Landlord shall at all times be accompanied by a Tenant representative during Landlord’s entry into the areas of the Leased Premises that may be “secure” areas, including but not limited to the “lab space”.

12. Maintenance and Repairs.

(a) Landlord Responsibilities. Landlord shall maintain all Common Areas and public areas of the Building and parking facilities and Land in a clean, safe, and operable condition in accordance with those standards from time to time prevailing for first class office buildings in the Somerville submarket of similar size and age and in compliance with all applicable governmental rules, laws, statutes and regulations, including ADA. Landlord as a Common Area Cost (except as noted below) shall maintain, manage and operate in good condition and repair (including replacements, if and as necessary) all Common Areas and public areas of the Building and Land, all structural components of the Building (including, without limitation, the foundation, columns, roof, and exterior walls, windows and doors but excluding store-front glass in the Leased Premises) and all base-building systems and equipment (including, without limitation, all base building mechanical, electrical, plumbing and fire/life safety systems and equipment), all in accordance with and according to those standards from time to time prevailing for office buildings in the Somerville submarket of similar size and age, unless, subject to Section 28 of this Lease, such repairs or maintenance are necessitated by the act or omission of Tenant, its agents, employees, licensees, invitees in the Leased Premises, or contractors, in which event Tenant shall pay such cost to Landlord, as Additional Rent, promptly upon demand.

Landlord shall also make any and all repairs to the Leased Premises which may at any time be necessary by reason of any defects in Landlord’s Work, (but not resulting from reasonable wear and tear thereto and obsolescence thereof), and will repair any and all damage to the Leased Premises which may result therefrom and reimburse Tenant for the costs of any damage to Tenant’s personal property resulting therefrom. Tenant agrees to report promptly in writing to Landlord any defective condition actually known to Tenant in or about the Leased Premises that Landlord is required to repair. Landlord shall begin making repairs to correct such defective condition within ten (10) days after receipt of such notice from Tenant and shall diligently pursue completion of such repairs.

Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof provided that (i) such changes, alterations, additions, improvements, repairs, relocations or replacements do not materially, adversely affect Tenant’s use and occupancy of the Leased Premises and (ii) Landlord shall cause such changes, alterations, additions, improvements, repairs, relocations or replacements to be performed in a first class manner. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate (in areas above the ceiling or below the floor) any pipes, ducts, conduits wires and appurtenant meters and equipment included in the Leased Premises which are located in the Leased Premises or located elsewhere outside the Leased Premises. Landlord shall use reasonable efforts not to disturb Tenant’s business operations when making repairs or alterations to the Leased Premises or the Building and shall perform such repairs or alterations in a first class manner.

Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority with respect to Tenant Alterations and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

(b) Tenant Responsibilities. Subject to Sections 23 and 24 of this Lease, Tenant will keep the interior, non-structural portions of the Leased Premises in good order and in a clean, safe and sanitary condition, will take good care thereof and will suffer no waste or damage thereto. Subject to the provisions of Section 13 below, at the expiration or other termination of the Lease Term, Tenant will surrender the Leased Premises broom clean and in good order and condition, ordinary wear and tear and damage by casualty, condemnation or the elements excepted. All repairs and maintenance required to be performed by Tenant shall be made or performed promptly upon the occurrence of the necessity therefore, and shall be made or performed in a first class manner, using first class materials, by a contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned, and shall be made or performed in accordance with (i) all laws and all applicable governmental codes and requirements, and (ii) Landlord’s reasonable insurance requirements (provided that Tenant has received notice of such requirements prior to making such repairs). Maintenance and repair of equipment such as kitchen fixtures, auxiliary air-conditioning equipment, private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services exclusively serving the Leased Premises, installed by Tenant after the Delivery Date as Tenant Alterations, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith; . provided, however, if such items do not exclusively serve the Leased Premises, Landlord shall make such repairs and Tenant shall reimburse Landlord for the reasonable costs of such repairs within thirty (30) days after Tenant’s receipt of a reasonably detailed bill from Landlord. If Tenant refuses or neglects to promptly commence and complete repairs or maintenance necessary to satisfy the provisions of this Section, Landlord upon ten (10) days prior written notice to Tenant may, but shall not be required to, make and complete said repairs or maintenance and Tenant shall pay Landlord’s reasonable out-of-pocket costs (as documented, in writing, to the reasonable satisfaction of Tenant) plus ten percent (10%) for Landlord’s overhead and supervision in performance of such repairs or maintenance as Additional Rent within thirty (30) days after receiving documentation that reasonably evidences such repair costs.

13. Alterations or Improvements by Tenant. Except for the incidental hanging of pictures, installation of shelves, and other painting and decoration of the Leased Premises and other alterations which do not affect the structure of the Leased Premises, the Building or require the modification of any Building systems and have a reasonably estimated cost of less than Twenty Five Thousand Dollars ($25,000.00) in any single instance, Tenant shall not make any alterations, additions, or improvements, structural or otherwise (collectively, “Alterations”) in the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not install any equipment of any nature whatsoever which may affect the insurance rating of the Building, or which may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system of the Leased Premises (collectively “Installations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall pay all costs to make such Alterations or Installations.

Any approved Alterations or Installations shall be made by licensed and bondable contractors and mechanics approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, in accordance with (i) the applicable laws and ordinances of any public authority having jurisdiction over the Building, (ii) the building code and zoning regulations of any such authority, and (iii) any rules and regulations established from time to time by the Underwriters Association of the local area. Prior to commencing construction of any approved Alteration or Installation, Tenant shall obtain any necessary building permits and shall, within five (5) days after receipt of request therefor, deliver copies of such permits to Landlord. Landlord, in Landlord’s sole discretion, may require as a condition precedent to the commencement of construction of any Alteration or Installation that Tenant: (i) furnish evidence to Landlord that Tenant and Tenant’s contractors carry insurance as specified in the Rules and Regulations for Tenant Alterations attached hereto as Exhibit F, and (ii) upon final completion of the Alteration or Installation deliver final lien waivers and releases from any general contractor and from any subcontractors performing work in excess of $5,000.

All Alterations and Installations shall be performed in a first class manner using only new and quality furnishings, fixtures, equipment and materials to assure that the Leased Premises is constructed and maintained in a modern and attractive condition. All Alterations and Installations shall be performed in accordance with the Rules and Regulations for Tenant Alterations attached hereto as Exhibit F, as said Rules and Regulations may be reasonably revised from time to time, and without unreasonable interference with the work or business operations of Landlord or of the other tenants of the Building.

Tenant and Tenant’s contractors shall be responsible for the transportation, safe-keeping and storage of materials and equipment used in the performance of Alterations or Installations and for the removal of waste and debris resulting from the performance of Alterations or Installations (it being agreed that prior to removal, all such materials, equipment, waste and debris shall be stored safely by Tenant within the Leased Premises). Subject to Section 28 of this Lease, Tenant will defend, indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages, including reasonable attorneys’ fees, for injury to person or property which arise by reason of the making of any Alterations or Installations. If any Alteration or Installation that requires the Landlord’s consent is effected without the prior written consent of Landlord, Landlord may remove or correct the same and Tenant shall be liable for any and all reasonable expenses of this work. All rights given to Landlord herein shall be in addition to any other right or remedy of Landlord contained in this Lease. Tenant hereby agrees that all Alterations or Installations (excluding installation of Tenant’s furniture, fixtures and equipment) made in, to, or on the Leased Premises shall, unless otherwise provided by written agreement, be the property of Landlord and shall remain upon and be surrendered with the Leased Premises on the Expiration Date or other termination of this Lease. At Landlord’s request, any or all Alterations or Installations to the Leased Premises made during the Lease Term (i) for which Landlord’s consent was required but not obtained or (ii) for which Landlord’s consent was conditioned upon Tenant’s agreement to remove same shall be removed by Tenant at Tenant’s sole cost, and the Leased Premises shall be restored to the condition required by this Lease. Should Tenant fail to remove the same, Landlord may cause the same to be removed at Tenant’s expense and Tenant hereby agrees to reimburse Landlord for the reasonable cost of such removal together with any and all actual damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. This obligation shall survive the termination of this Lease. .

14. Common Areas.

(a) Common Areas Defined. In this Lease, “Common Areas” means all areas, facilities and improvements provided, from time to time, in the Building or on the Land for the mutual convenience and use of tenants or other occupants of the Building, their respective agents, employees, and invitees and shall include, if provided, but shall not be limited to, the lobbies and hallways, the public restrooms, the parking areas and facilities, access roads, driveways, retaining walls, sidewalks, walkways, landscaped areas, loading docks and exterior lighting facilities along with any common driveways, facilities and structures governed by easements, covenants or similar agreements affecting the Project.

(b) Landlord’s Control. Landlord shall, as between Landlord and Tenant, at all times during the Lease Term have the sole and exclusive control, management and direction of the Common Areas (including, but not limited to increasing or decreasing the size of the Common Areas), and may at any time and from time to time during the Lease Term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas in accordance with the rules and regulations established by Landlord, from time to time with respect thereto. The rights of Tenant in and to the Common Areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation,. Landlord may at any time and from time to time temporarily dose a portion of the Common Areas to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, to close temporarily any portions of the said areas to discourage non-customer parking, and to do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees. Said temporary closures shall not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises.

Landlord agrees to (i) maintain and operate, or cause to be maintained and operated, the Common Areas for the benefit and use of Tenant’s customers and patrons, and the benefit and use of other tenants’ of the Building and their employees and invitees and (ii) keep or cause the Common Areas to be maintained in a neat, clean and orderly condition, lighted and landscaped in a manner comparable with other office buildings of similar size and age in the Somerville submarket, and (iii) repair any damage to the facilities thereof or cause the same to be repaired; provided, however, that all costs and expenses in connection therewith shall be a Common Area Cost (except as set forth in Section 5(c)(i)(1)(c)) and prorated in accordance with this Lease except to the extent caused by the negligence or acts or omissions of Tenant (subject to Section 28 of this Lease) or another tenant in the Building. Landlord covenants and agrees that it shall comply or cause to be complied with, at all times during the Lease Term, all laws and insurance requirements affecting all Common Areas. Notwithstanding anything to the contrary herein, Landlord, in the exercise of its rights under this Lease, shall not take or permit to be taken any action which would (i) adversely affect access to or the visibility of the Leased Premises, (ii) adversely affect access to the use by Tenant or any of its employees, customers or invitees of the parking spaces servicing the Building, or (iii) unreasonably interfere with Tenant’s business operations.

(c) Changes and Additions to the Building, Additional Construction. Landlord hereby reserves the right at any time to make alterations or additions to the Building, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof. Tenant agrees that Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Areas, and of making such changes, additions or reductions therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interest of all persons using the Common Areas or which are as a result of any federal, state or local environmental protection or other law, rule, regulation, guideline or order. If a site plan is attached hereto as Exhibit A, the purpose of said site plan is solely to show the approximate locational relationship of the Leased Premises to other units in the Building and the Common Areas as of the Rent Commencement Date. Nothing described in Exhibit A shall limit or prevent Landlord from effecting any change or alteration to the Building or the land upon which it is built as described in this paragraph; provided, however, that no such changes shall be made that would (i) materially adversely affect access to or the visibility of the Leased Premises, (ii) materially adversely affect access to the use by Tenant or any of its employees or customers of the parking spaces servicing the Building, or (iii) unreasonably interfere with Tenant’s business operations. Notwithstanding the foregoing, in the event Landlord’s actions pursuant to this paragraph could reasonably be expected to have any material adverse effect on Tenant’s business operations, Landlord shall provide Tenant with reasonable prior notice of same and Landlord shall have a sixty (60) day period to remedy the adverse effect on Tenant’s business operation. If Landlord notifies Tenant in writing that it is unable to remedy the mutual adverse effects and such material adverse effect on Tenant’s business results in Tenant not being able to use the entire Leased Premises for the Permitted Use, as agreed to by both Landlord and Tenant in writing then Tenant on five (5) days written notice to Landlord may terminate this Lease. However, Landlord and Tenant can agree to another resolution of this material adverse effect.

(d) Parking. Landlord shall provide two (2) dedicated spaces for Tenant’s visitors directly outside main entrance to Building and also in common with other tenants on a first come-first serve basis at no additional charge parking at a rate of 2/1000 sf (i.e. 52 spaces) subject to the terms hereof, and such reasonable rules and regulations as may be established for the Building’s parking areas from time to time. Tenant, its employees, agents, contractors and invitees shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions, as may be established by Landlord from time to time during the Lease Term; provided, however, Landlord shall retain the right (i) to allocate and assign parking spaces among some or all of the tenants of the Building (and Tenant shall comply with any such parking assignments), (ii) to reconfigure the parking area, and/or (iii) to modify the existing ingress to and egress from the parking area as Landlord shall deem reasonably appropriate, as long as access to such areas is maintained throughout the Lease Term and all parking rights granted herein are maintained after such modification is completed.

Notwithstanding the foregoing, Tenant, its employees, invitees and customers shall be allowed to access and utilize the parking at any time, consistent with Tenant’s access rights as set forth above, they are on or at the Leased Premises.

Tenant shall not use parking areas for the overnight storage of vehicles. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the parking facilities or to any personal property located therein, or for any injury sustained by any person in or about the parking facilities unless caused by the gross negligence or intentional act of Landlord.

15. Surrender and Inspection.

(a) Surrender. Upon the Expiration Date or other termination of the Lease Term (“Surrender Date”), Tenant shall quit and surrender the Leased Premises to the Landlord in good order and condition, ordinary wear and tear and damage by casualty, condemnation or the elements excepted, and Tenant shall remove all of its property from the Leased Premises by the Expiration Date or other termination of this Lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

(b) Inspection. Tenant shall have the right to be present at time of final inspection of the Leased Premises to determine if any damages are claimed by Landlord. Landlord shall notify Tenant at least ten (10) days in advance of the time and date when the Leased Premises are to be inspected. The inspection shall occur within five (5) days before or five (5) days after Tenant’s Surrender Date, said inspection date to be designated by Landlord. Tenant shall be deemed to have been advised of its rights under this paragraph by execution of this Lease.

(c) Fixtures and Personal Property Remaining. If Tenant does not remove Tenant’s furniture, equipment, machinery, trade fixtures, and all other items of personal property of every kind and description from the Leased Premises on or prior to the Expiration Date, excluding any holding over as described below in Section 16, then Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

16. Tenant Holding Over. If Tenant holds possession of the Leased Premises after the Expiration Date or other termination of this Lease, Landlord shall treat Tenant as a tenant by the month, commencing with the first day after the termination of the Lease at the sum of (i) one-hundred fifty percent (150%) of the Basic Monthly Rent plus (ii) the Additional Rent paid during the last month of the Lease Term, and upon all the other terms of this Lease, including the provisions of this paragraph. Said holdover term shall terminate upon thirty (30) days’ notice from one party to the other. Nothing contained herein shall be construed within said thirty (30) days after the date of Lease termination as aforesaid as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after the termination of the Lease.

17. Covenant Against Assignment and Subletting.

(a) General. Tenant shall not mortgage or encumber this Lease, without the prior written consent of Landlord, which consent shall be granted or withheld at Landlord’s sole discretion. Tenant may not assign this Lease or sublet the Leased Premises or any part thereof, or permit the Leased Premises to be used by others without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Tenant shall notify Landlord in writing of its desire to assign, sublet or mortgage the Leased Premises, and shall pay Landlord an amount equal to Five Hundred Dollars ($500.00) to process each such request. Within fifteen (15) days of Landlord’s receipt of such request, Landlord shall endeavor to either consent to such request on such reasonable terms and conditions as Landlord may require, or reject such request. In the event that Landlord fails to respond to Tenant’s proposed assignment or sublet within such fifteen (15) day period, Landlord’s consent shall be deemed given.

(b) Subleases. If Tenant desires to sublet all or a portion of the Leased Premises, Landlord shall have the option (1) to consent to such subletting and require that Tenant pay Landlord as Additional Rent one-half (1/2) of any net profits of rent from such subletting after deducting from the rent charged by the Tenant to each subtenant the reasonable and substantiated costs incurred by Tenant in consummating the sublease (e. g. brokerage commissions, legal fees, marketing costs, concessions and leasehold improvements) amortized over the term of the sublease without interest or (2) provided that such refusal is not commercially unreasonable, to refuse to consent to the proposed subletting.

The consent of Landlord to a proposed subletting may not be unreasonably withheld, conditioned or delayed, provided should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be commercially reasonable:

(i) The proposed sublessee’s use and/or occupancy of the Leased Premises would be unlawful or would violate any exclusive rights given to another tenant in the Project ; or,

(ii) The proposed sublessee’s use and/or occupancy of the Leased Premises would impose a burden on the Common Areas or utilities serving the Project which is greater than Tenant’s and is unreasonable; or,

(iii) The proposed sublessee’s use and/or occupancy of the Leased Premises would require a material variation in the terms of the Lease including, but not limited to the Permitted Use (except that a subletting to another office, research lab use is not deemed to be a material variation of the terms of the Lease); or,

(iv) Landlord has evicted or been involved in litigation or had other past bad experience with the proposed sublessee and so advises Tenant in writing.

Notwithstanding the foregoing, Landlord hereby consents to the sublease of a certain portion of the Leased Premises to Microbiome Health Research Institute Inc., a Massachusetts nonprofit corporation (“Microbiome”). Prior to the grant of the sublease to Microbiome, Tenant shall provide Landlord with a copy of the sublease agreement for Landlord’s review and reasonable consent to the same.

(c) Assignments. If Tenant desires to assign this Lease in a transaction that does not involve the acquisition of all or substantially all of the assets of, or membership interests in, Tenant (it being agreed that the transfer of Tenant’s business operations at the Leased Premises does involve the acquisition of all or substantially all of the assets of Tenant), then Landlord shall have the option (1) to consent to such assignment and require that Tenant pay Landlord as Additional Rent one-half (1/2) of any net profits from such assignment after deducting from the rent charged by the Tenant to each assignee the reasonable and substantiated costs incurred by Tenant in consummating the assignment (e. g. brokerage commissions, legal fees, marketing costs, concessions and leasehold improvements) amortized over the remaining term of the Lease without interest or (2) provided that such refusal is not commercially unreasonable, to refuse to consent to the proposed assignment. If the proposed assignment does involve the sale of all or substantially all of the assets of, or membership interests in, Tenant then such transaction shall be governed by subsection (e) below.

Landlord need not commence its review of any proposed assignment, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant the name and address of, and type of business and proposed use of the Leased Premises by the proposed assignee, and the terms and conditions of the proposed assignment or subletting, all financial information available to Tenant with respect to said proposed assignee and a resume of the business background and experience of the proposed assignee.

(d) Any attempted assignment or subletting made without Landlord’s consent shall, at the option of Landlord, terminate this Lease, provided that Landlord shall have the remedies set forth in Section 20 of this Lease.

(e) Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord and without payment of the fee set forth in Section 16(a) above or the obligation to share any of the net profits from such transaction, but upon prior written notice to Landlord, (i) to assign this Lease to a business entity that (A) controls, is controlled by or is under common control with Tenant or which acquires substantially all of the assets or common stock of Tenant provided that the financial condition of the proposed assignee as of the date of assignment (determined in accordance with generally accepted accounting principles) is equal to or better than the financial condition of Tenant as of the date of this Lease (similarly determined) and (B) has owned and successfully owned or operated/managed businesses similar to that of Tenant for at least three (3) years (for the purposes of this Lease “Permitted Assignee”); or (ii) to sublease all or any portion of the Leased Premises to a business entity that controls, is controlled by or is under common control with Tenant.

Except as noted above, if Tenant is a corporation, unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership so as to result in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, without the prior written consent of Landlord as described above, shall be deemed an assignment made in breach of this covenant. Notwithstanding anything to the contrary contained in this Lease, any assignment of this Lease or transfers of the stock of Tenant by gift, intestacy or bequest, to the family member of a principal owner of Tenant shall not constitute a transfer hereunder requiring Landlord’s consent, so long as the executive management of Tenant remains substantially unchanged.

Landlord’s consent in any specific instance to any assignment, mortgage, encumbrance, subletting or use of the Leased Premises and its collection and acceptance of rent from any such approved assignee, subtenant or other occupant shall neither constitute a waiver of the provisions of this paragraph, nor be construed as permission for any subsequent assignment, mortgage, encumbrance, subletting or use without compliance with this paragraph. Without the prior written consent of Landlord, this Lease and the interest of Tenant, or any assignee of Tenant, shall not pass by operation of law, nor shall it be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant, or any assignee of Tenant. No permitted assignment or sublease or collection of rent from an approved assignee or subtenant shall relieve Tenant of its obligations hereunder, except that Tenant shall be released from all liability under the terms of this Lease on the date on which an assignment is effective if the transferee has a tangible net worth (exclusive of goodwill) in excess of Ten Million Dollars ($10,000,000.00). In the event Tenant defaults hereunder beyond any applicable notice and cure period, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay such rent directly to Landlord.

Notwithstanding anything to the contrary contained in this Lease, any assignment of this Lease or transfers of the stock of Tenant by gift, intestacy or bequest, to the family member of a principal owner of Tenant shall not constitute a transfer hereunder requiring Landlord’s consent.

18. Bankruptcy.

(a) The following shall be Events of Bankruptcy under this Lease: (1) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the “Insolvency Laws”); (2) the appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property valued in excess of $50,000.00; (3) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (4) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (A) is not dismissed within ninety (90) days of filing, or (B) results in the issuance of an order for relief against the debtor; or (5) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

(b) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Section 20; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Section 20 so long as (1) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (2) Tenant or its Trustee in Bankruptcy (hereinafter referred to as “Trustee”) (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant, and (iv) complies with all other requirements of the Bankruptcy Code.

19. Default. Each of the following shall be deemed a default by Tenant and a breach of this Lease:

(a) A failure by Tenant to (1) pay when due Minimum Annual Rent or Additional Rent herein reserved or (2) abide by the covenant to open and continuously operate as set forth in Section 41 hereof which failure continues for ten (10) days following written notice from Landlord;

(b) A failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed which continues for thirty (30) days after written notice from Landlord provided however that if the matter complained of in Landlord’s notice is not capable of being cured within the said thirty (30) day period then Tenant shall not be in default as long as within the thirty (30) day period it commences and diligently pursues the cure and completes the cure within sixty (60) days or such further time as may be commercially reasonable, from the date of Landlord’s notice;

(c) An Event of Bankruptcy as defined in Section 18;

(d) An assignment or encumbrance of Tenant’s interest in this Lease or the Leased Premises or a subletting of any part of the Leased Premises in violation of Section 17; and

(e) The suspension of business by Tenant in excess of seven (7) consecutive business days without prior written notice to Landlord of the reasons for such suspension of business.

20. Landlord’s Rights Upon Tenant’s Default. Upon default by Tenant (as defined in Section 19 above) of any of the terms or covenants of this Lease, Landlord shall be entitled to remedy such default as follows:

(a) Re-Entry. Landlord shall have the right, at any time, without further notice to Tenant (unless otherwise provided herein), to enter the Leased Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem reasonably necessary or proper to cure such default, for the account and at the expense of Tenant, and Tenant agrees to pay to Landlord as Additional Rent, within fifteen (15) days after Tenant’s receipt of a reasonably detailed bill from Landlord, all reasonable damages and/or expenses incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(b) Termination. Subject to judicial process, Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Leased Premises and, with legal process, take possession of the Leased Premises and remove Tenant, any occupant and any property therefrom, without disturbing the peace, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant. Landlord shall be entitled to recover damages from Tenant in an amount equal to the amount herein covenanted to be paid as Minimum Annual Rent during the remainder of the Lease Term, said Minimum Annual Rent and Additional Rent for the Lease Term then remaining being paid by Tenant as the same becomes due, together with (i) all reasonable expenses of any proceedings (including, but not limited to, legal expenses and reasonable attorney’s fees) which may be necessary in order for Landlord to recover possession of the Leased Premises, (ii) the expenses incurred by Landlord in re-leasing the Leased Premises (including, but not limited to, any reasonable commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord, in its commercially reasonable judgment, considers advisable and necessary for the purpose of re-renting the Leased Premises), and (iii) interest computed at the Default Rate from the due date of any late payment of rent until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Leased Premises and such amounts shall be refunded to Tenant. Landlord shall make commercially reasonable efforts to mitigate its damages but Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Leased Premises or, in the event that the Leased Premises are re-rented, for failure to collect the rent thereof under such re-renting. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the Lease Term to determine the aggregate amount of such damages. After a court order has been issued permitting Landlord to terminate the Lease or re-enter the Leased Premises, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(c) Remedies Cumulative. All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

(d) Limitations on Landlord’s Remedies. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not have any right to accelerate the Minimum Annual Rent and other amounts payable hereunder, or sue Tenant for any consequential, punitive or incidental damages (including, without limitation, any claims for lost profits and/or lost business opportunity).

21. Lender Requirements.

(a) Subordination. Tenant agrees that this Lease is subject and subordinate to any and all ground or underlying leases and to the lien of any first mortgages or deeds of trust now on or which at any time may be made a lien upon the Building, or any part thereof, and to the lien of all advances, renewals, modifications, consolidations, replacements and extensions made or hereafter to be made upon the security thereof provided that Landlord provides Tenant with a commercially reasonable non-disturbance agreement from the holder of each such lease and mortgage. Simultaneously upon the execution hereof, Landlord shall provide Tenant with such non-disturbance agreement. Tenant agrees to execute and deliver, within ten (10) Business Days after Tenant’s receipt of such request, such further instrument or instruments confirming this subordination as shall be reasonably required by Landlord or by any mortgagee or proposed mortgagee or by any ground landlord; and, if Tenant fails to do so within said ten (10) Business Day period the same shall be a default for which, notwithstanding anything in this Lease to the contrary the notice and cure period shall be five (5) days.

Tenant further agrees that, at the option of the holder of any first mortgage or of the trustee under any first deed of trust, this Lease may be made superior to said first mortgage or first deed of trust by the insertion therein of a declaration that this Lease is superior thereto. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord’s interest in such ground or underlying lease, and, in that event, this Lease shall continue as a direct lease between Tenant and such landlord or its successor; and, in any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one (1) month in advance (except for any installment payments of periodic Additional Rent Tenant is required to pay pursuant to this Lease), so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made; and provided, further, such successor landlord shall be bound by this Lease or any amendment or modification of this Lease.

(b) Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any deed to secure debt given by Landlord and covering the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the owner and landlord under this Lease.

(c) Financing. In the event that any mortgage lender providing mortgage financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not modify Tenant’s use of the Leased Premises as herein permitted, (iii) do not materially alter the approved plans for the Tenant Improvement Work (iv) do not increase the rentals and other sums required to be paid by Tenant hereunder or Tenant’s cost of occupancy of the Leased Premises, and (v) do not increase Tenant’s non-monetary obligations, or decrease Tenant’s rights, under the terms of this Lease, then Landlord shall submit for Tenant s review a written amendment to this Lease incorporating such required modifications. Tenant, in its commercially reasonable judgement, shall review said amendment and provide comments, if any, within five (5) business days of receipt. Tenant agrees to work in good faith with Landlord to execute and return to Landlord a written amendment within ten (10) Business Days after the same has been submitted to Tenant.

(d) Financial Statements. Tenant agrees, from time to time but not more often than once per calendar year, upon not less than sixty (60) days prior written notice by Landlord, to deliver to Landlord such financial statements as Landlord may reasonably request. Notwithstanding the foregoing, if and while Tenant is a publicly traded company, Landlord shall accept Tenant’s financial statements as most recently filed with the Securities and Exchange Commission. If Landlord receives any non-public information, Landlord agrees to treat such non-public information as confidential and to make it available only to a bona fide purchaser or lender conducting a financial analysis of the Building precedent to a sale, financing or refinancing, provided, that such purchaser or lender signs a reasonable confidentiality agreement.

22. Estoppel Certificates. Tenant and Landlord each agree, at any time and from time to time, upon not less than ten (10) Business Days prior written notice by the other party, to execute, acknowledge and deliver to the non-requesting party a written estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of same), (ii) stating the Rent Commencement Date and the Expiration Date of the Lease Term, (iii) stating the amounts of Minimum Annual Rent and Additional Rent and the dates to which the Minimum Annual Rent and Additional Rent have been paid by Tenant, (iv) stating the amount of any Security Deposit, (v) stating whether or not to the best knowledge of the non-requesting party, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the non-requesting party may have knowledge, (vi) stating that Tenant has any right to setoff or any defense against payment of the Minimum Annual Rent or Additional Rent, (vii) stating the address to which notices to Tenant should be sent, and (viii) stating such other matters as may be reasonably requested by the requesting party. Any such certificate delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgage. Failure to deliver the aforesaid certificate within the ten (10) Business Day period shall be conclusive upon the non-requesting party for the benefit of the requesting party and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

23. Damage by Fire or Other Casualty. If the Leased Premises shall be damaged by fire or other casualty:

(a) Except as otherwise provided in Sections 23(b) and 23(d) hereof, Landlord, at Landlord’s sole expense, shall promptly restore the Building and the Leased Premises, and Tenant, at Tenant’s expense, shall promptly restore the Tenant Alterations installed in the Leased Premises after the Delivery Date by Tenant or at Tenant’s request. No penalty shall accrue for reasonable delay that may arise by reason of adjustment of insurance on the part of Landlord, or on account of labor problems, or any other cause beyond

Landlord’s reasonable control. If the damage or destruction is such as to make the Leased Premises or any substantial part thereof untenantable or unusable for Tenant’s business operations the Minimum Annual Rent and Additional Rent shall abate proportionately (based on the proportion of the number of square feet rendered untenantable, or unusable for Tenant’s business operations, to the total number of square feet of the Leased Premises), from the date of the damage or destruction until the earlier of (i) the date the restoration of the Leased Premises is substantially complete or (ii) the date Tenant re-opens the Leased Premises for the conduct of business therein. For the purposes of this Section 23(a) “substantially complete” shall mean that the Landlord’s restoration work is completed and required inspections have been fully completed [with the exception of reasonable punch list items] such that an unconditional certificate of occupancy is issued for the Building and the Leased Premises.

(b) If more than fifty percent (50%) of the Leased Premises or ten percent (10%) of the lab space within the Leased Premises are rendered untenantable by fire or other casualty and if the damage or destruction occurs within the last twelve (12) months of the Lease Term (unless Tenant has exercised an option to extend the Lease Term), then Landlord or Tenant may, within thirty (30) days after such fire or other casualty, terminate this Lease by giving the other party a notice in writing of such decision, and thereupon the Lease Term shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions hereinbefore provided, Tenant’s liability for Minimum Annual Rent and Additional Rent shall cease as of the day following the casualty

Within thirty (30) days after the occurrence of any casualty wherein the Leased Premises or the parking facility are rendered untenantable in whole or in part, Landlord shall notify Tenant, in writing, of the proposed restoration date. In the event that (a) Landlord fails to provide such notice after the later to occur of (i) thirty (30) days after the date of the casualty or (ii) ten (10) days after receipt of written notice from Tenant requesting Landlord’s proposed restoration date, (b) the proposed restoration date as set forth in the Landlord’s notice is more than 270 days from the date of the casualty to the Leased Premises, the Building or the parking facility, or (c) the Leased Premises, the Building and/or the parking facility are not fully restored within such 270 days [with the exception of Force Majeure Delays not to exceed thirty (30) days]; Tenant shall have the right to terminate this Lease upon written notice to Landlord [Each of (a), (b) and (c) above being referred to as a “Termination Event]. Such written notice shall be given thirty (30) days after the occurrence of the applicable Termination Event.

(c) The proceeds payable under all casualty insurance policies maintained by Landlord on the Leased Premises shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceedsa) . Tenant agrees to look to Tenant’s casualty insurance policies for the restoration and replacement of the leasehold improvements installed in the Leased Premises by Tenant or at Tenant’s request and Tenant’s fixtures, equipment and furnishings in the Leased Premises.

Notwithstanding anything to the contrary in this Section 23 or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to restore all or any portion of the Leased Premises shall be subject to Landlord’s receipt of approval of the same by the mortgagee(s), if any, of Landlord (and any other approvals required by applicable laws), as well as receipt of such fire and other hazard insurance policy proceeds from the insurer or from any such mortgagee(s) as may have been assigned such proceeds; it being agreed that (i) Landlord will, in good faith, diligently pursue obtaining all such approvals and (ii) if Landlord has not received such approval(s) and proceeds within ninety (90) days after any such casualty, then either Tenant or Landlord shall have the option to terminate this Lease, at any time thereafter, upon notice to the other.

24. Condemnation. In the event the whole or a substantial part of the Leased Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to said authority to prevent such taking (collectively referred to herein as a “taking”), Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority, and the Minimum Annual Rent and Additional Rent shall be apportioned as of the date of the taking. For purposes of this Section 24, a substantial part of the Leased Premises shall be considered to have been taken if, in Tenant’s reasonable business judgment, the taking shall render it commercially undesirable for Tenant to continue operating the Leased Premises.

In the event there is a taking of the whole or a substantial portion of the Building, then Landlord may, by giving written notice to Tenant within sixty (60) days after such taking, terminate this Lease as of the date of such notice (provided Landlord terminates the leases of all other tenants in the Building). For purposes of this Section 24, a substantial part of the Building shall be considered to have been taken if, in Landlord’s reasonable business judgment, the taking shall render it commercially undesirable for Landlord to continue operating the Building. Tenant shall not assert any claim against Landlord or the taking authority (except as provided for herein) for any compensation arising out of or related to such taking and Landlord shall be entitled to receive the entire amount of any award given to Landlord without deduction for any estate or interest of Tenant. Tenant’s claim against the taking authority shall not directly interfere with or deduct from Landlord’s award and Tenant shall not pursue said claim until after Landlord has completed its claim against the Taking Authority.

If neither Landlord nor Tenant, as the case may be, elects to terminate this Lease pursuant to this Section 24, the Minimum Annual Rent and Additional Rent shall be adjusted (based on the ratio that the number of square feet of leasable area taken from the Leased Premises bears to the number of leasable square feet in the Leased Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority and Landlord shall restore the Leased Premises as nearly as practicable to a complete unit of like quality and character as existed just prior to such taking. Nothing contained in this Section 24 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant, Tenant’s relocation costs or the loss of the unamortized value of the improvements made by Tenant with Tenant’s funds pursuant to this Lease, as long as such award is made in addition to and separately stated from any award made to Landlord for the Leased Premises or the Building. Landlord shall have no obligation to contest any taking but, provided Landlord incurs no expense, Landlord will cooperate with Tenant in any action brought by Tenant against the condemning authority.

25. Landlord’s Reserved Rights. The Landlord reserves the following rights:

(a) To show the Leased Premises to prospective tenants or brokers during the last twelve (12) months of the Lease Term; to show the Leased Premises to prospective purchasers and/or lenders at all reasonable times provided that at least twenty four (24) hours’ prior written notice (including by facsimile or e-mail) is given to Tenant in each case and that Tenant’s use and occupancy of the Leased Premises shall not be materially inconvenienced by any such action of Landlord. Tenant shall have a representative present to accompany Landlord and its invitees, in accordance with this section, if access is required to any “secure areas” of the Leased Premises, including but not limited to the lab space and any rooms containing medical records.

(b) Upon at least fifteen (15) days prior written notice to Tenant, to change the name of the Building.

26. Landlord and Tenant Liability.

(a) Landlord’s Liability. Landlord, or its agents, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the interior of the Leased Premises, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants, employees, invitees or licensees. All personal property and equipment located in the Leased Premises shall be at the risk of Tenant. If Landlord shall fail to perform any obligation as required pursuant to the provisions of this Lease and such failure materially and adversely affects the Tenant’s use and occupancy of the Leased Premises, and, except in an emergency situation, such failure shall continue for thirty (30) days after written notice thereof by Tenant (unless performance cannot reasonably be completed within said thirty [30] day period, but Landlord has commenced performance within such period and diligently pursues completion thereof), Tenant may perform such obligation without liability to Landlord for any loss or damage (except for loss or damage resulting from the negligence or willful misconduct of Tenant, its agents, employees or contractors) and upon completion thereof, Landlord shall pay the reasonable cost for performing such obligation (together with interest at the Default Rate per annum until paid) within ten (10) Business Days after presentation to Landlord of a bill therefore. If Landlord fails to reimburse Tenant within such ten (10) Business Day period, then Tenant shall have the right to offset the amount due thereunder, together with interest, against Rent due from Tenant to Landlord under this Lease until Tenant has been completely reimbursed for its expense; provided however that as long as a sufficient Lease Term remains to permit Tenant to be completely reimbursed Tenant’s offset in any month shall not exceed twenty percent (20%) of the Basic Monthly Rent due and payable from Tenant to Landlord. In the event of an emergency, Tenant may commence to perform such obligation immediately. Notwithstanding anything in this paragraph to the contrary, Tenant’s right to cure Landlord’s performance obligations under this Section 26(a) shall not include repairs or remediation necessitated by any Environmental Laws.

(b) Tenant’s Liability. Tenant shall reimburse Landlord for all reasonable expenses, damages or fines, incurred or suffered by Landlord by reason of any default by Tenant or its agents, servants, or employees beyond applicable notice and cure periods, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by reason of or arising out of the negligence or willful misconduct of Tenant, or its agents, servants, employees, invitees or licensees occurring in, or about, the Leased Premises.

(c) Tenant’s Indemnity. Tenant shall indemnify Landlord and its agents and employees and save them harmless from and against any and all third party claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property (i) occurring in, or about, the Leased Premises, or (ii) arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof, or (iii) occasioned by the negligence or willful misconduct of the Tenant, its agents, contractors, employees, servants or licensees, whether inside the Leased Premises or elsewhere in the Building. In the event that Landlord or its agents and employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation. The indemnities set forth in this Section 26 shall survive the expiration of this Lease.

(d) Criminal Acts of Third Parties. Landlord shall not be liable in any manner to Tenant, its agents, employees, licensees or contractors for any injury or damage to Tenant, Tenant’s agents, employees, licensees or contractors or their property caused by the criminal or intentional misconduct of third parties, unless said third parties are agents, contractors or employees of the Landlord or the act could have been prevented absent the active negligence or willful misconduct of Landlord or its agents, employees, contractors, servants, or licensees. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant.

(e) Landlord’s Indemnity. Except as noted above or elsewhere in this Lease to the contrary, Landlord shall indemnify Tenant and save it harmless from and against any and all third party claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property occasioned by any negligent or intentional act or omission of the Landlord, its agents or employees or as a result of acts occurring in or about the Common Areas. The indemnities set forth in this Section 26 shall survive the expiration of this Lease.

27. Tenant’s and Landlord’s Insurance.

(a) Coverages. Tenant shall have issued, pay the premiums therefore, and maintain in full force and effect during the Lease Term:

(i) Commercial General Liability. A commercial general liability insurance policy or policies in which the Tenant shall be the insured and protecting Tenant in the amount of One Million and 00/100 Dollars ($1,000,000.00) per person per occurrence with a Two Million and 00/100 Dollar ($2,000,000.00) umbrella for bodily injury or property damage, and in which Landlord (and Landlord’s agent and Landlord’s mortgagee(s) as Landlord may request) shall be named as an additional insured and;

(ii) All-Risk. All-risk property insurance, including theft, naming Landlord (and Landlord’s agent and Landlord’s mortgagee(s) as Landlord may request) as a loss payee and Tenant as insured, written at replacement cost value and with replacement cost endorsement, covering all leasehold improvements installed in the Leased Premises by Tenant or at Tenant’s request. Except in the event of damage due to the gross negligence or willful misconduct of Landlord or Landlord’s employees agents or contractors, but subject to Section 28 of this Lease, Tenant hereby expressly waives any claim or cause of action against Landlord for the value or replacement of Tenant’s personal property in the Leased Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease;

(iii) Workers Compensation. If and to the extent required by law, workers’ compensation and employer’s liability or similar insurance in form and amounts required by law; and

(b) Policy Requirements. In the event Tenant shall fail to provide such insurance, or shall fail to pay the premiums within five (5) days after Tenant’s receipt of notice of such failure(s) from Landlord, Landlord shall have the right to cause such insurance to be issued and to pay the premiums therefore, or any premiums in default, and to collect same as Additional Rent together with interest at the Default Rate on the amount of such premiums from the date of payment by Landlord until the date of repayment by Tenant. All such policies shall contain only such reasonable deductible amounts as may be approved in advance by Landlord in its commercially reasonable judgement, shall contain a provision that Landlord shall receive not less than thirty (30) days advance notice in writing from the insurance company of any intention of the insurance company to cancel such policy or policies, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss. Tenant shall provide copies of insurance certificates to Landlord prior to accepting possession of the Leased Premises and prior to any renewal date of such policies. All policies shall be carried with an insurance company qualified to do business in the Commonwealth of Massachusetts and rated A or better by the A.M. Best Company.

(c) No Limitation of Liability. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

(d) Notice of Fire and Accident. Tenant shall give Landlord prompt notice in case of fire, theft (involving goods valued in excess of $1,000.00), or accidents of a severity which would necessitate Landlord reporting said accident to its insurance company or insurance broker, in the Leased Premises, and in case of fire, theft or accidents in the Building if involving Tenant, its agents or employees.

(e) Landlord’s Insurance. Throughout the term of this Lease, Landlord shall maintain (i) a commercial general liability policy or policies protecting Landlord in the aggregate amount as required by Landlord’s mortgagee, and (ii) fire and extended coverage insurance in so-called “all risk” form upon the Building. Such fire and extended coverage shall include damage done by fire and other casualty typically covered under an “all risk” policy as required by Landlord’s mortgagee on the Building. Such fire and extended coverage shall be in an amount equal to the amount as required by Landlord’s mortgagee.

(f) Blanket Coverage. Nothing contained in this Article shall prohibit either party hereto from obtaining a policy or policies of blanket insurance which may cover other property of such party, provided that any such blanket policy (a) expressly allocates to the properties to be insured hereunder not less than the amount of insurance required pursuant to this Lease, and (b) shall not diminish the obligations of such party so that the proceeds from the blanket policy will be less than the proceeds that would be available if the required insurance was obtained under policies separately insuring such risks.

28. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Tenant and Landlord hereby waive and release any and all rights of recovery, whether arising in contract or tort, against the other, including their employees, agents and contractors, arising during the Lease Term for any and all loss or damage to any property located within or constituting a part of the Building or the improvements on the Land (inclusive of the Leased Premises), which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special Form Coverage (formerly known as “all-risk”), including any deductible thereunder (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from any loss or damage that could be insured under time element insurance, including without limitation loss of earnings or rents resulting from loss or damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. If there is a conflict between this Section 28 and any other provision of this Lease, this Section 28 shall control. Landlord and Tenant shall cause each property insurance policy carried by either of them insuring the Leased Premises, the contents thereof, or the Building or the improvements on the Land, to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided for above.

29. No Liens Permitted; Discharged. Tenant will not permit to be created or to remain undischarged (or bonded) any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished, or claimed to have been done or furnished, by any contractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for Tenant) which might be or become a lien or encumbrance or charge upon the Building or any part thereof or the income therefrom. Tenant will not suffer any other matter or thing, related to or arising from Tenant’s occupancy of the Leased Premises, whereby the estate, rights and interests of Landlord in the Building or any part thereof might be impaired. If any lien, or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant’s contractor to work on the Leased Premises shall be filed against the Building or any part thereof, Tenant, within twenty (20) days after Tenant’s receipt of notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) Business Days after written notice from Landlord. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

30. Signs and Advertisements. Landlord shall provide for Tenant, at Landlord’s expense, a notice in all Building directories as well as signage in the lobby of the first (11 floor. If Tenant desires signage in the lobby of the fourth (4th) floor adjacent to the elevator bank it shall be at Tenant’s sole cost and expense to be approved by Landlord. The notice shall be similar in style and scope to other tenants at the Building renting space of a comparable size. This is building standard signage.

31. Notices. Except where noted to the contrary herein, all written notices to be given under this Lease shall be in writing, hand-delivered, sent by Federal Express (or other reputable overnight courier service), or mailed by United States Certified or Registered Mail, return receipt requested, postage prepaid. Notices should be delivered as follows:

(a) To the Landlord at the address specified in Section 1(a)(20) with a copy to the Property Manager as specified in Section 1(a)(8).

(b) To the Tenant at the addresses specified in Section 1(a) (18).

All communications delivered, as set forth herein, shall be deemed received by the addressee on the delivery date, the delivery refusal date, or the undeliverable date, as shown on the return receipt or the delivery confirmation. The “undeliverable date” shall mean the date the notice was first unsuccessfully attempted. Notice from an attorney or agent acting or purporting to act on behalf of a party shall be deemed notice from such party if such attorney or agent is authorized to act on behalf of such party. Landlord and Tenant shall each have the right to change the person and/or address to which notices shall be delivered upon notice thereof to the other party sent pursuant to the provisions of this paragraph.

32. Time. Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

33. Postponement of Performance. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease ( a “Force Majeure Delay”) , then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from the prompt payment of Minimum Annual Rent or Additional Rent, or to excuse Landlord from the prompt payment of any sums due from Landlord to Tenant, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

34. Broker. Tenant and Landlord each represents and warrants to the other that it has not authorized any broker, agent or finder purporting to act on its behalf in respect to this Lease transaction, other than the Leasing Broker (s) named in Section 1(a) (21) and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty herein contained. Landlord hereby agrees to indemnify and hold harmless Tenant from and against any cost, expense, claims, liability or damage resulting from a breath of the representation and warranty herein contained. Landlord shall pay the fee or commission payable to Landlord’s Broker and Tenant’s Broker in accordance with the terms of a separate agreement.

35. No Waiver. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver is in writing signed by waiving party. No waiver of any breach of any of the terms, covenants, agreements, or conditions of this Lease, nor compromise or settlement thereof, shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements, and conditions herein contained. No employee of Landlord or of Landlord’s agents shall have any authority to accept the keys of the Leased Premises prior to termination of the Lease, and the delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. The receipt by Landlord of any payment of Minimum Annual Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations made a part of this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

36. Limitation of Landlord’s Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) the sole and exclusive remedy shall be against the interest of Landlord in the Building including rent proceeds after payment of Real Estate Tax Costs and Common Area Costs and debt service, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Building or Landlord’s interest therein; (b) neither Landlord nor (if Landlord is a partnership) any partner of Landlord nor (if Landlord is a corporation) any shareholder of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease; (c) no partner or shareholder of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord); (d) no service of process shall be made against any partner or shareholder of Landlord (except as may be necessary to secure jurisdiction of Landlord); (e) any judgment granted against any partner or shareholder of Landlord may be vacated and set aside at any time as if such judgment had never been granted, and (0 these covenants and agreements are enforceable both by Landlord and also by any partner or shareholder of Landlord. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

37. Transfer of the Building. In the event of the sale or other transfer of Landlord’s right, title and interest in the Leased Premises or the Building (except in the case of a sale-leaseback financing transaction in which Landlord is the tenant), Landlord shall transfer and assign to such purchaser or transferee the Security Deposit (if any) and all amounts of pre-paid Minimum Annual Rent and Additional Rent, and Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or transfer, provided that the transferee shall assume all of Landlord’s obligations hereunder from the date of such transfer. Except as expressly set forth elsewhere in this Lease, Tenant shall have no right to terminate this Lease nor to abate Minimum Annual Rent nor to deduct from, nor set-off, nor counterclaim against Minimum Annual Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns. Upon any sale or other transfer as above provided (other than a sale-leaseback), or upon any assignment of Landlord’s interest herein, it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

38. Relocation of Tenant. Intentionally omitted.

39. Waiver of Trial by Jury. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim [except for compulsory counterclaims] brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Leased Premises, and any emergency statutory or any other statutory remedy.

40. Miscellaneous Provisions.

(a) Governing Law. The laws of the Commonwealth of Massachusetts shall govern the validity, performance and enforcement of this Lease.

(b) Covenants. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

(c) No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Leased Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth in this Lease or the Exhibits attached hereto. Notwithstanding anything to the contrary contained in this Lease, Landlord represents, warrants and covenants to Tenant as of Effective Date, Landlord has fee simple title to the Leased Premises and the Building or has a leasehold interest in the Leased Premises and the Building for a term exceeding the Lease Term.

(d) Exhibits. It is agreed and understood that any Exhibits referred to herein, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

(e) Pronouns. The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural.

(f) Captions. All section and paragraph captions, marginal references, and table of contents in this Lease are inserted only as a matter of convenience, and in no way amplify, define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

(g) Intentionally omitted.

(h) Separability. If any term or provision of this Lease or applications thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(i) Counterparts. This Lease has been executed in several counterparts, but all counterparts shall constitute one and the same legal document.

(j) Authority. Landlord and Tenant hereby covenant each for itself that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Leased Premises is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

(k) Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

(l) Interpretation. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

(m) Entire Agreement; Modification. This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, discharge or effect an abandonment in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

(n) Attorneys’ Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease, litigation ensues then the losing party in any such litigation shall reimburse the prevailing party upon demand for any and all reasonable attorneys’ fees and expenses so incurred by the prevailing party after rendering of a final, non-appealable judgment.

(o) Business Days. Days other than Saturdays, Sundays or Building Holidays. Unless noted to the contrary herein references to “days” shall mean calendar days.

(p) OFAC Compliance. Tenant and Landlord each hereby makes the following representations and warranties, each of which is material and being relied upon by the other, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease

(i) Tenant and Landlord and each person and entity owning a fifteen percent (15%) or greater beneficial interest in either party (“Owner”) is not in violation of any Anti-Terrorism Law;

(ii) Tenant, Landlord and each Owner is not, as of the date hereof:

(2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(3) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(4) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(iii) to the best of its knowledge, neither Tenant, Landlord, nor any of its officers, directors or Owners, as applicable, is a Prohibited Person.

Tenant and Landlord each hereby agrees to defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing representations.

If at any time any of these representations becomes false, then it shall be considered a default under this Lease for which the cure period shall be three (3) Business Days.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http://www.treas.gov/offices/enforcement/ofac/sdn or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

(q) Rule Against Perpetuities. If the Rent Commencement Date shall not have occurred within five (5) years from the Effective Date of this Lease, this Lease shall thereupon become null and void and have no further force and effect.

41. Special Terms.

(a) Termination Option. Provided that both on the date the option is exercised and on the Early Termination Date, Tenant is not in default of any of the terms and conditions of this Lease, Tenant is hereby given the Option to Terminate the Lease Term in accordance with provisions of Exhibit G attached hereto.

(b) Shuttlebus. Landlord will work with Tenant in establishing a relationship with Harvard for use of the Shuttlebus to Sullivan Square attached hereto.

42. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of said parties.

43. Quiet Enjoyment. Provided Tenant performs the agreements, terms, covenants and conditions of this Lease on its part to be kept and performed after all applicable notice and cure periods, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Lease Term, and any renewals or extensions thereof, without hindrance, molestation or disturbance from Landlord or any person claiming through Landlord, and free of any encumbrance created or suffered by Landlord or any person claiming through Landlord any person or entity whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under their respective seals, as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

NORTH RIVER II LLC d/b/ a North River Art a Delaware limited liability company By: North River II Manager LLC a Delaware limited liability company Its Manager

/s/ [Name Illegible]	By: /s/ Christopher Pachios (Seal)
Name: Christopher Pachios
Title: Vice President

WITNESS:	TENANT:

NEXTBIOME, INC.
a Delaware

/s/ Christopher Scott	By: /s/ Andrew Noel (Seal)
Name: Andrew Noel
Title: Vice President

EXHIBIT A

Description of Land/Site Plan

EXHIBIT B

Floor Plan Showing Location of Leased Premises

EXHIBIT B-1

Landlord’s Work

A. Landlord’s Work

See attached plans

Build-out includes:

1) Lab;

2) Kitchen;

3) Selective demo (including patching, addition of ceiling tiles/lights where necessary as reasonably determined by Landlord.

General Items for both the Lab & Office:

•

Fit plan should be used as baseline for Landlord’s work, including the development of architectural, structural, mechanical, electrical, and sprinkler drawings. Drawings must be approved by the tenant.

•	All walls being demoed will have soffits. Landlord will fix any ceiling tiles, lighting, HVAC, sprinklers necessary to adhere to fit plan.

•	Landlord will replace carpet tiles (20 ounce) throughout office portion of suite. Landlord shall provide samples for Tenant’s choosing.

•	New paint throughout office portion of suite, in color(s) of Tenant’s choosing. Primer, where necessary, and two coats of paint. Tenant can choose accent walls throughout premises.

•	All metal door frames will receive two coats of semi-gloss paint over prime coat.

•

Café will consist of vinyl flooring, plastic laminate cabinets (upper and lower), laminate countertops, and window looking into GMP processing room. There will be water & plumbing for: a refrigerator, dishwasher, water filtration system/coffee machine, and built in microwave. Appliances provided by Tenant.

•	Counter height wall will have bar top.

•	Windows in breakout room and conference room are dependent on budget. Landlord will make best efforts to allow for their installation.

•	All windows shall have window blinds in good working order.

•	All sprinklers and fire alarms will be up to code.

•	Audio/Visual connections (box & string) in the café and all conference rooms, offices, and breakout rooms.

•

Sufficient electrical and data will be provided in office area for typical office use, including workstations throughout open portion of office. Floor cores will not be used, but best efforts will be made to hide outlets.

•	Placement of sliding doors (reused) tied to plan.

•	All swinging doors will have glass panel and locks. Doors from previous buildout can be reused.

•	Any changes requested to this scope of work, outside of mutually agreed upon changes, during construction will be at tenants sole cost and expense.

Lab-specific Items (in addition to the above):

•	Lab buildout shall follow Lab Specs V4, and Lab fit plan, in addition to below.

•	Clinical exam rooms and waiting area shall be built out to lab spec, and included in supplemental HVAC zone.

•	Buildout shall accommodate freezers that are approx. 1,200 lbs each, with dimensions between pegs: Depth — 26 inches, Width — 42 inches, Gap between freezers — 26 inches.

•

Sufficient plumbing per Lab Fit Plan (subject to changes due to mutually agreed upon value engineering of Lab). This includes, but is not limited to various: sinks, faucets, dishwashers, autoclaves, emergency eyewash/shower.

•

Sufficient electrical capacity for Lab equipment. Lab equipment will need 230/240V outlets; Tenant shall provide details on plug type after lease execution. Lab equipment includes, but is not limited to various: -20/-SO degree freezers, autoclaves, biosafety cabinets, modular/moveable lab bays with electrical outlets, anaerobic hoods, washers.

•	Supplemental HVAC shall be energy star rated.

•	Card access to four doors within Lab area.

•	4 modular lab bays, per Tenant’s spec. Cost above $4,000 will be Tenant’s responsibility.

•	One way doors, door directions and placement, and sample pass-thru mechanisms tied to plan.

User Requirements Specification

Overview

The OpenBiome laboratory space houses two separate workflows:

•	The cGMP workflow involves the production of clinical treatments from microbiota in human stool.

•	The R&D workflow likewise involves human stool processing but focuses on the development of new products and processes that require optimization and validation.

A separate lab and auxiliary room are designated for each workflow.

Sample processing in the cGMP lab is supported by the following list of equipment (OpenBiome will buy and install all lab equipment other than the lab bay which due to the sink will need to be installed by landlord):

1.	4 biosafety cabinets (no ducting needed)

2.	2 anaerobic hoods (no ducting needed, but we will install wall braces for secure storage of gas cylinders)

3.	1 large sample homogenizer

4.	1 buffer storage cabinet (free-standing)

5.	1 chemicals storage cabinet (free-standing)

6.	1 glassware storage cabinet (free-standing)

7.	1 dishwasher (will require water connection)

8.	1 benchtop autoclave (does not require water connection, just electrical)

9.	1 stir plate

10.	1 water bath (stand-alone equipment, does not require any connections)

11.	1 oven (electric)

12.	1 waste container

13.	1 biohazard waste container

14.	1 4°C refrigerator

15.	1 lab bench bay with sink (will require water connection)

16.	1 large table

17.	1 water purification system (we already own, all is needed is for connections to be made between sinks and our machine using plastic tubing to route water between labs, no copper)

The cGMP auxiliary room contains up to 12 -80°C freezers for product storage, two desks for packaging and shipping coordination, and up to 21 shelves for storage of production and shipping materials. The auxiliary room does not need to conform to laboratory specifications of construction.

Sample processing in the R&D lab is supported by the following list of equipment:

1.	2 biosafety cabinets (no ducting needed)

2.	6 anaerobic hoods (no ducting)

4.	1 large sample homogenizer

5.	1 buffer storage cabinet (free-standing)

6.	1 chemicals storage cabinet (free-standing)

7.	1 glassware storage cabinet (free-standing)

8.	1 dishwasher (will require water connection)

9.	1 benchtop autoclave (no water connection needed, just electrical)

10.	1 stir plate

11.	1 water bath (stand-alone equipment, does not require any connections)

12.	1 oven (electric)

13.	1 waste container

14.	1 biohazard waste container

15.	1 4°C refrigerator

16.	1 lab bench bay with sink (will require water connection)

17.	2 extra-large work tables

18.	1 incubator (no connections needed, just electrical)

19.	water system connection (see above for more detail)

The R&D auxiliary room contains two -80°C freezers for product storage, one desk for shipping needs, and four shelves for storage of production and shipping materials.

Lab Buildout Specifications and Considerations

Floors - all floors must be constructed with fire-rated materials

cGMP and R+D Lab: Chemical-resistant, skid-proof sheet good flooring. Coved flooring with 4-8 inches up the bases of walls. All sheet junctions fully sealed.

Shipping and Storage:

Standard issue sheet good flooring.

Ceilings - all ceilings must be fire-rated

cGMP Lab: cGMP Lab must be secured and therefore requires solid drywall walls from floor to building ceiling height, air tight drop ceilings or drywall ceilings (whichever is lower cost). 106” minimum ceiling height requirement.

R+D Lab: air tight drop ceilings or drywall ceilings sufficient. 106” minimum ceiling height requirement.

Shipping and Storage: cGMP Shipping and Storage must be secured and therefore requires solid drywall walls from floor to building ceiling height, air tight drop ceilings. R+D S+S can have normal drop ceilings. 102” minimum ceiling height requirement for both S+S spaces.

Walls - all walls must be fire-rated

cGMP and R+D Lab:

Dry wall coated in non-porous high gloss paint

cGMP and R&D Shipping and Storage:

Dry wall coated in standard paint

Doors - all doors must be fire-rated and should open 4’ wide (door & a half)

cGMP and R+D Lab:

Doors with view panels to avoid collisions in lab space. Doors should close automatically (auto-closing). Doors should have sweeps. cGMP lab should have restricted card access.

Shipping and Storage:

Doors with view panels to avoid collisions. cGMP storage should have restricted card access and doors should close automatically. R+D storage and shipping do not require card access.

Windows - all windows must be fire-rated

cGMP and R+D lab:

Windows should be inoperable (do not open). Any window sill or window frame should be made of non-porous material (such as metal or laminate).

Shipping and Storage:

Windows should be inoperable. Porous materials (such as wood) are OK for window sills and frames.

Sprinklers

All spaces should have sprinkler fire-suppression systems.

Plumbing

cGMP and R+D lab:

Potable water should be supplied to sinks in both lab spaces. These sinks must have an air break to prevent back-siphonage of sewage. Emergency eyewash and shower should be placed in both the GMP and R&D lab. Water Purification System source should be located in cGMP lab space. Plumbing needs to be constructed to provide purified water to R+D lab. Plumbing carrying purified water cannot contain copper. PVC, PEX, or stainless steel parts are acceptable. cGMP lab sink needs a drain connection for expelling waste water generated by water purification system.

Potable hot water connection of >120°F must be provided for dishwashers in both labs. Water pressure must be between 20-120 psi (138-827 kPa) at the washer and provide a minimum of 1.25 gallons (4.7 liters) per minute flow rate. Water inlet must have a shut-off valve. %” ID or larger drain piping connection is required for water draining. Drain piping must have an air break.

Shipping and Storage:

None

Electric

cGMP and R+D lab:

Utility switches (such as electric main) should be located near the exit of the lab space to allow for rapid killing of utilities in an emergency. An abundance of electrical outlets should be installed so that extension cords and splitters are never needed as these pose a serious long-term fire hazard. Specific electrical requirements can be delivered upon request.

Dedicated circuits will be run to all specified equipment in labs and S+S rooms as well as standard wall outlets. Six spare circuits will be run and left above the drop ceiling for future equipment connection. Wiring to -80C freezers should be 10 gauge to avoid voltage drop.

Emergency backup power for -80 freezers should be made available via pigtail out a window, enabling a generator to be brought to the parking lot to provide power.

Lighting

All spaces should have fluorescent or LED lighting. Lab spaces should not have energy-saving systems which use motion detectors to determine when the room is empty. These lights should be controlled by an ON-OFF switch.

HVAC

cGMP and R+D lab: one HVAC system should suffice for both labs.

General laboratory ventilation is typically set to provide 6 to 12 room air changes per hour.

Air entering need not be HEPA filtered (but a large particle filter for air entering would be expected), but air exiting labs should be HEPA filtered before exiting the facility or recirculating to non-laboratory rooms. Air intake for lab air supply should be far enough from lab exhaust to prevent reentrainment of exhaust, and also from loading docks or other common sources of noxious fumes.

A slightly negative pressure differential in the cGMP lab space and R+D lab space in regards to any room with an air connection should be maintained to protect surrounding spaces from contamination. Air entering both labs through HVAC system should not blow air towards BSCs.

Lab spaces should have one dedicated thermostat for temperature control.

Shipping and Storage: will require a cooling system that can run 24/7 to control temperature in this room due to constant heat output by freezers.

Large particle air filter should filter air coming into both S+S rooms. This will reduce dust load on freezers and keep them running more efficiently for longer.

S+S spaces should have one dedicated thermostat for temperature control.

AC should be divided into the following zones.

AC Zone 1: cGMP and R+D lab.

cGMP lab BTUH output is 16,260, so AC should be strong enough to accommodate.

R+D lab BTUH output is 18,600

AC Zone 2: cGMP and R+D Shipping and Storage (might only be possible if these two are adjacent)

cGMP S+S BTUH output is 37,360

R+D S+S BTUH output is 6,520

Internet

cGMP and R+D lab:

Consider wired connection for data entry stations for more reliable database access.

Shipping and Storage:

same as lab

Office: wireless router sufficient

Clinical needs (nurses room on floor plan)

Clinical room should contain

•	Sink (with counter space)

•	Examining table (we will supply)

•	Desk (we will supply)

•	Cabinets for holding equipment

•	Wall mounted BP monitor (we will supply)

•	Flooring should be non-carpeted (linoleum)

•	Whiteboard (we will supply)

Below is an image that suggests an envisioned setup

EXHIBIT C

Rules and Regulations

1. No part or the whole of any sidewalks, plaza areas, entrances, loading docks, passages, courts, elevators, vestibules, stairways, corridors, balconies or halls of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than that expressly provided for in the Lease.

2. No awnings or other projections shall be attached to the outside walls, balconies or windows of the Building. No curtains, blinds, shades, or screens other than Building Standard window coverings, shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant without the prior consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

3. No showcases or other articles, including furniture, shall be put on the balcony, in front of or affixed to any part of the exterior of the Leased Premises, or placed in the halls, corridors, vestibules, balconies or other appurtenant or public parts of the Building.

4. Any water and wash closets and other plumbing fixtures in any Leased Premises or the Building shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by the tenant who, or whose employees, agents, guests (while in the Leased Premises), invitees (while in the Leased Premises), or licensees, shall have caused the same.

5. Except as provided in the Lease, no tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about the space demised to such tenant, except for cooking or cleaning supplies used in the normal operation of a restaurant, provided the same are stored and used in compliance with applicable laws.

6. Except as provided elsewhere in this Lease, and except for the hanging of artwork on interior walls and other similar decorating standard with an office tenancy, no tenant shall make, paint, drill into, or in any way deface, any part of the interior or exterior of the Building or the space demised to such tenant. Except for telephone and computer wiring, cabling and conduit, no boring, cutting, or stringing of wires shall be permitted after the Delivery Date without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

7. No tenant shall cause or permit any odors to emanate from the space demised to such tenant, except for normal cooking smells.

8. Intentionally Deleted.

9. No tenant shall unreasonably disturb or unreasonably interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way; provided, however, Tenant shall be permitted to install a sound system for musk in the Leased Premises. Nothing shall be thrown out, or off, of any doors, windows, balconies or skylights or down any passageways.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any tenant, nor shall any changes be made in locks or the mechanism thereof without Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned. Each tenant must, upon the termination of his tenancy, return to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys or locks (at Landlord’s option).

11. Intentionally omitted.

12. No tenant shall engage or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers giving an address at the Building.

13. Intentionally omitted.

14. Intentionally omitted.

15. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

16. The requests of tenants will be attended to only upon verbal or written request to Landlord or Landlord’s designated Property Manager. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from Landlord.

17. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall reasonably cooperate in seeking their prevention.

18. Intentionally Deleted.

19. Except for fish in small fish tanks and “guide animals”, no animals of any kind shall be brought into or kept about the Building by any tenant without the prior consent of Landlord.

20. In the future, no tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

21. Intentionally omitted.

22. No tenant shall install any equipment of any kind and nature whatsoever to be used on or in the space demised to such tenant, which will necessitate any changes, or replacements, or additions to, any water or plumbing, heating, air conditioning, ventilating, electrical, or other system in or of the space demised to such tenant of the Building without first obtaining the prior written consent of Landlord, who may condition consent upon Tenant’s paying for all such changes, replacements and/or additions but otherwise shall not unreasonably withhold, condition or delay its consent.

23. All equipment and machinery belonging to any tenant which causes noise, vibration or electrical interference that may be transmitted to the structure of the Building or to any space therein to such a degree to be reasonably objectionable to Landlord and any tenant in the Building shall be installed and maintained by each such tenant, at such tenant’s expense, on vibration eliminators or other devices reasonably sufficient to eliminate such noise or vibration.

24. Bicycles, motorcycles or any other types of vehicles shall not be permitted in the Building’s lobby, elevators and/or the tenants’ premises without the prior written consent of Landlord. No bicycles are to be attached or stored on any part of the Building’s rails, doors, balconies or other parts, except those areas (if any) designated by Landlord for bicycle storage.

25. Intentionally Deleted.

26. Each tenant shall cooperate with any commercially reasonable efforts of Landlord to conserve energy. Such cooperation shall not interfere with Tenant’s Permitted Use at the Leased Premises.

27. Intentionally omitted.

28. Neither the whole nor any part of the leased premises of any tenant shall be used for manufacturing (except for food preparation), or for the auction of merchandise, goods, or property.

29. Tenant shall have the right to maintain vending machines in the Leased Premises. Landlord reserves the right to place or install vending machines in the Common Areas of the Building other than the entrance lobby which do not materially interfere with Tenant’s access to the Leased Premises or the Building.

30. No plumbing or electrical fixtures shall be installed by tenants without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.

31. Tenant will ensure that all contractors, contractor’s representatives, and installation technicians, rendering any services on or to the premises for all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments, and any installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building, shall be licensed and insured and approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

32. Smoking will be strictly prohibited in the Building’s Common Areas, including, but not limited to, the garage (other than designated smoking areas), lobby, hallways, stairwells, restrooms, as well as the front entrance to the Building.

EXHIBIT D

Certificate of Commencement

THIS CERTIFICATE OF COMMENCEMENT (“Certificate”) is made this ____ day of _______________, ____, by and between North River II LLC d/b/a North River Art a Delaware limited liability company (“Landlord”), and NextBiome, Inc. a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant have entered into a Lease dated _______________, 20_, (“Lease”);

WHEREAS, the Rent Commencement Date of the Lease Term of the Lease, as described in Section 3(a) thereof, is dependent upon the occurrence of certain events; and

WHEREAS, those certain events have occurred and Landlord and Tenant now desire to specify the Rent Commencement Date of the Lease Term of the Lease for purposes of establishing the Lease Term and the schedule for payment of rent during said period.

NOW, THEREFORE, in consideration of the Leased Premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant warrant and represent each to the other as follows:

1. The Rent Commencement Date is _______________, ____, pursuant to Section 3(a).

2. The Expiration Date is _______________, ____,.

3. The initial Basic Monthly Rent is $_________ and Tenant’s initial Proportionate Share is _______________%.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant do hereby execute this Agreement under seal on the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

NORTH RIVER II LLC d/b/ a North River Art a Delaware limited liability company By: North River II Manager LLC a Delaware limited liability company Its Manager

By: (Seal)
Name:
Title:

WITNESS:	TENANT:

NEXTBIOME, INC.
a Delaware

By: (Seal)
Name:
Title:

EXHIBIT F

Rules and Regulations for Tenant Alterations

A. Prior to Commencing Construction

1. Plans. Submit plans and specifications (or other descriptions reasonably acceptable to Landlord) of the proposed Alterations to Landlord for its review and written approval, which approval shall not be unreasonably withheld, delayed or conditioned. If Landlord raises any reasonable issues as a result of its review of the submitted plans and specifications, these issues must be resolved to Landlord’s reasonable satisfaction. If Landlord fails to respond to Tenant’s proposed plans and specifications within fifteen (15) days after Landlord’s receipt of the same, Tenant shall have the right to send to Landlord a second notice (the “Reminder Notice”) again requesting Landlord’s consent. If Landlord fails to respond to the Reminder Notice within fifteen (15) days after receipt of same, Landlord will be conclusively deemed to have approved Tenant’s plans and specifications. Once approved, no material changes, amendments or additions to the plans and specifications may be made without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned.

2. Contractors. The general contractor selected by Tenant must be approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned. Provisions must be made for all general contractors or subcontractors (performing in excess of $5,000 of work for Tenant) to provide written lien waivers related to the approved Alterations.

3. Insurance. The general contractor selected by Tenant must provide certificates of insurance evidencing the coverage shown below prior to beginning any work on the approved Alterations. This coverage must be maintained in full force and effect until such time as the approved Alterations are fully completed. Any delay by Tenant in causing these certificates to be provided will result in a delay in the commencement of the approved Alterations.

4. Permits. Tenant must obtain all required Permits and furnish copies thereof to Landlord within ten (10) days after Tenant’s receipt of Landlord’s request for the same.

B. During Construction

1. Compliance. All work on the approved Alterations shall, at all times, comply with laws, rules, orders and regulations of all applicable governmental authorities and insurance bodies and the Permits.

2. Schedule. If requested, construction work schedules must be filed with the Property Manager.

3. Coordination. Twenty-four (24) hour advance written notice must be provided to the Property Manager:

(a) before commencing any and all work which would reasonably be expected to cause disruption to other tenants or interruption to the Building’s systems and the Property Manager may require that work deemed inappropriate to be conducted during normal business hours be done after hours; or,

(b) if access to utility rooms or the roof will be necessary (anyone on the roof must be escorted by property management at all times); or,

(c) if the fire panel is to be taken out of service; or,

(d) if there is to be any interruption to any Building system or utility; or,

(e) if cranes are to be placed on the property.

4. Material Storage. Construction materials must be immediately placed in Tenant’s Leased Premises and may not be stored in any of the Building’s Common Areas.

5. Damage. Tenant and its contractors shall be responsible for any damage to the Building or the Building systems caused by or arising out of the making of the approved Alterations and shall promptly repair same to the reasonable satisfaction of Landlord. Precautions to minimize damage to the Common Areas of the Building should be taken. If the approved Alteration will involve drywall sanding or other dust producing activities, all air return ducts are to be covered with filter material prior to the commencement of such activities. In addition, all lighting and smoke detectors must be covered during drywall sanding or other dust producing activities. The contractor must provide sufficient fire extinguishers at all times.

6. Trash. Regular Building dumpsters are not to be used for construction debris without the prior approval of property management. Tenant and its contractor(s) are responsible for ensuring that all trash is placed properly within a separate construction dumpster and for clearing, on a daily basis, the Common Areas and exterior of the Building of all trash, debris and the like caused by the approved Alterations. The location and installation of all dumpsters and trash chutes are to be approved by property management prior to beginning the approved Alterations, which approval shall not be unreasonably withheld, conditioned or delayed. The dumpster shall be placed on plywood to protect any travel/parking areas.

7. Miscellaneous. No vehicles of any contractor or subcontractor are to block service areas or any dumpster at any time. There is to be no smoking in the Building and the volume of all radios shall be kept at a level that will not be audible to other tenants in the Building. No contractor or subcontractor may display any signage on the Building, in the Building Common Areas or on any of the window glass without the prior written consent of the Property Manager.

C. After Completion

1. Intentionally Deleted.

2. Plans. For Alterations requiring Landlord’s approval, Tenant shall provide Landlord with:

(a) one (1) reproducible mylar and two (2) blueprints of final architectural, plumbing, electrical and mechanical plans for construction of the Leased Premises each signed and stamped by a licensed architect or engineer; and,

(b) complete specifications for the approved Alterations, including shop drawings and cut sheets for all new equipment and a reasonably detailed description of all finishes actually installed; and,

(c) two (2) copies of operations and maintenance information for all new equipment and an air balance report in a format reasonably acceptable to Landlord

3. Permits. Tenant will obtain a final Occupancy Permit from the applicable authority and will provide Landlord with a copy thereof within ten (10) days after Tenant’s receipt of Landlord’s request therefor.

4. Contractor. A final waiver and release of liens shall be provided from the general contractor and subcontractors performing in excess of $5,000 in work in the Leased Premises within a reasonable time period after the completion of the approved Alterations.

MINIMUM REQUIRED INSURANCE FOR CONTRACTORS AND SUBCONTRACTORS

General Liability (Occurrence Form)		Additional Named Insureds
$500,000	General Aggregate	North River II LLC 224 12th Avenue NY, NY 10001
$500,000	Products/Completed Operations Aggregate
$500,000	Personal and Advertising Injury
$500,000	Each Occurrence
$ 50,000	Fire Damage
$ 5,000	Medical Expense

Automobile Liability (Owned, Non-Owned & Hired)
$500,000	Each Occurrence	Notice of Cancellation Certificate must provide that such insurance shall not be canceled without at least 20 days written notice to each additional insured
Umbrella Liability
$1,000,000	Each Occurrence
Worker’s Compensation
Statutory Limits

Large or complex approved Alterations (including by way of example but not limitation, those requiring the use of a crane, roof penetrations, or the staging of materials and equipment on the Land) may require that the contractors provide insurance in excess of these minimum required levels, provided, that Landlord provides Tenant with notice of such increased insurance requirements at the time Landlord approves the plans and specifications for such Alterations

EXHIBIT G

TERMINATION OPTION

(a) Tenant shall have the right (“Termination Option”) exercised by written notice (“Termination Notice”) no sooner than the end of the fifth (5th) Lease Year and no later than the end of the sixth (6th) Lease Year to terminate the Lease for the entire Leased Premises, provided that no default exists at the time the Termination Notice is delivered or on the Early Termination Date (defined below). As part of the Tenant’s exercise of the Termination Option, Tenant shall pay to Landlord $500,000.00 (the “Termination Payment”) in two installments: (1) a bank check in the amount of $250,000.00 to be delivered to Landlord with the Termination Notice and (2) a bank check in the amount of $250,000.00 to be delivered to Landlord one hundred eighty (180) days prior the Early Termination Date as defined below. Tenant’s surrender of the Leased Premises shall be effective as of the date which is the end of the 7th Lease Year of the Term (the “Early Termination Date”); and

(b) if Tenant timely delivers the Termination Notice and the Termination Payment then upon the Early Termination Date, (i) Minimum Annual Rent and Tenant’s Pro Rata Share shall cease be due and payable; (ii) Tenant shall surrender the Leased Premises in the manner provided in Section 15 hereof; and (iii) Tenant shall be released from all liability under the terms of this Lease.

(c) The Termination Option is personal to either NextBiome, Inc., a Delaware corporation (“NextBiome”) and/or Microbiome Health Research Institute Inc., a Massachusetts corporation (“OpenBiome”) as well as any purchaser of all of the assets of or an entity which merges with either NextBiome or OpenBiome. The Termination Option shall terminate upon the assignment, transfer or other conveyance of the entirety of the Leased Premises that is not a sale of all of the assets of or a merger with either NextBiome or OpenBiome hereunder. The Termination Option shall also terminate upon the subletting of more than fifty percent (50%) of the Leased Premises to a party which is not either NextBiome or OpenBiome or a purchaser of all of the assets of or an entity which merges with either NextBiome or OpenBiome.

OFFICE LEASE

between

NORTH RIVER II LLC,

D/B/A NORTH RIVER ART

Landlord

and

NEXTBIOME, INC,

Tenant

Suite 400 - 25,785 Square Feet

200 Inner Belt Road

Somerville, Massachusetts

Dated: December 21, 2015

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-